Exhibit 10.6.1

CONFIDENTIAL TREATMENT REQUESTED BY 724 SOLUTIONS INC.

SUBCONTRACT

BETWEEN

HEWLETT-PACKARD COMPANY

AND

724 Solutions Corp.

FOR  THE

Next Generation Gateway  PROJECT

CONFIDNETIAL

Table Of Contents

Sections of the Agreement

1.	Definitions

2.	Intentionally Omitted

3.	Subcontractor Obligations

4.	HP Obligations

5.	Price and Payment

6.	Title and Risk

7.	Change Orders

8.	Acceptance

9.	Warranties

10.	Support

11.	Intellectual Property Rights

12.	Indemnities and Insurance

13.	Confidential Information

14.	Remedies and Liabilities

15.	Term and Termination

16.	General

Exhibits to the Agreement

A	Subcontractor Specification

B	Intentionally Omitted

C	Reseller Addendum

D	Subcontractor Services

E	Subcontractor Support

F	Intentionally Omitted

G	Price and Payment

H	Change Order Form

I	Insurance

J	Escrow Provisions

CONFIDNETIAL

This Subcontract Agreement (“Agreement”) is made between HEWLETT-PACKARD COMPANY, a Delaware corporation (“HP”) and 724 Solutions Corp., a Delaware corporation and its Affiliates  (“Subcontractor”), as of January 17, 2002 (“Effective Date”).

The purpose of this Agreement is to set forth the mutually agreeable terms and conditions under which Subcontractor will supply and install Subcontractor Deliverables and/or provide Subcontractor Services.  The parties hereby agree that this Agreement is contingent upon the full execution of the agreement between HP and Sprint PCS for the Project (“HP-Sprint Agreement”) and will have no force and effect unless and until the HP-Sprint Agreement is fully executed.

1.	DEFINITIONS

a)

“Backwards Compatibility” means that after integration of a new Software Upgrade or Software Feature Enhancement the NGG System will provide materially the same functionality as the NGG System deployed on Customer’s Production Use date.

b)

“Change Order” means an agreed upon change or modification to the Project, System, Subcontractor Deliverables, Subcontractor Services or Subcontractor Support as detailed in Section 7 below and in Exhibit H.

	c)	“Churn” means the deletion of a Subscriber unique mobile identification number (MIN) from Customer’s database.

d)

“Custom Code” means the software code developed by 724 Solutions, as more particularly described in Section 1.2 of Exhibit A to Exhibit C of this Agreement, that is an addition to or an extension of the NGG System Application Software and excludes the NGG System Application Software.

	e)	“Customer” means Sprint PCS.

	f)	“Specifications” means the technical and functional requirements for the Products as included in the Documentation and/or set forth in Exhibit A.

	g)	“Customer Site” means the location to which HP and/or Subcontractor will deliver the Subcontractor Deliverables.

	h)	“Final Acceptance” has the meaning outlined in Section 2.b of Exhibit G to this Agreement.

	i)	“Documentation” means all written functional or technical Specifications, user instructions, manuals, and like documents related to the components of the NGG System.

j)

“Illicit Code” means any key, node, lock, time-out, “back door,” trapdoor,” “booby trap,” “drop dead device,” “data scrambling device,” “Trojan Horse,” means for enabling self-help, restraint, disabling program codes or other functions, whether implemented by electronic, mechanical or other means, which restricts or may restrict use or access to any portion of any Software data or information created by or accessed using the Software.

	j)	“Installation Site” means the location within the Customer Site where HP and/or Subcontractor will install the Subcontractor Deliverables.

	k)	“Master Agreement” means that certain Special Project Annex to the Master Purchase Agreement between Sprint/United Management Company and Hewlett-Packard Company, effective January 17, 2002.

	l)	“Network” means any and all systems built or intended to be built, owned and/or operated by Sprint PCS and/or any Sprint PCS Affiliate to provide telecommunication services to any customer.

m)

“NGG System Application Software” means the application software described in Section 1.1 of Exhibit A to Exhibit C of this Agreement that HP licenses from Subcontractor for use as part of the NGG System.

n)

“Production Use” means Customer’s initial use of the NGG System in a production environment in a way that is intended to generate revenue for Customer.  Use of the NGG System by Customer in any testing environments, including, but not limited to, field integration testing (“FIT”), will in no way be deemed Production Use.  Production Use is currently anticipated to begin by July 1, 2002.

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	o)	“Project” means Customer’s requirement for a System together with associated services.

p)

“Software” means the computer software programs provided or to be provided by Subcontractor under this Agreement, including the Software, any Software Upgrade, Software Feature Enhancement and any related Documentation.

	q)	“Software Feature Enhancement” means feature enhancements to Software that Subcontractor markets as a commercially available product or custom developed features for Customer.

r)

“Software Upgrade” means any commercially available upgrade, enhancement, modification, patch, fix, alteration, improvement, correction, revision, release, new version or any other commercially available change to the Software or Documentation, except for Software Feature Enhancements and custom developed features for other customers of Subcontractor.

	s)	“Subcontractor Deliverable” means any item of Subcontractor Software to be provided by Subcontractor.

	t)	“Subcontractor Schedule” means the schedule for delivery, installation and acceptance as stated in Exhibit D.

u)

“Subcontractor Services” means the design, development, consultancy, implementation, education, training, or other services (excluding Subcontractor Support) to be provided by Subcontractor under this Agreement as detailed in Exhibit D.

	v)	“Subcontractor Specification” means the specification(s) for the Subcontractor Deliverable(s) set forth in Exhibit A.

	w)	“Subcontractor Software” means the Software with associated Documentation listed in Exhibit C.

	x)	“Subcontractor Support” means the support services to be provided by Subcontractor defined in Exhibits E and C.

y)

“Subscriber” means any individual with a unique Wireless Device (determined by a unique mobile identification number) provisioned by Customer in the NGG System Application Software in accordance with the Master Agreement.

	z)	“Subscriber Use License” is defined in Exhibit B to Exhibit C of this Agreement.

	aa)	“System” means collectively all the hardware and software to be installed at the Installation Site.

bb)

“Wireless Device” means any digital electronic equipment meeting the requirements of, and authorized by, Customer for Subscribers to access any of the various services and products offered by Customer.

cc)

“Wireless Session” means  a customer initiated HTTP session, which is established when (i) a HTTP request is received by the NGG System Application Software and (ii) the NGG System Application Software successfully maps the Subscriber’s source IP address to the Subscriber’s network access identifier (“NAI”) to process that request to the intended destination.

dd)

“Affiliate” means any entity controlled by or under common control with a party to this Agreement, through ownership or control of more than 50% of the voting power of the shares or other means of ownership or control, provided that such control continues to exist.

	ee)	“Interoperate” means the ability of the NGG System Application Software and the NGG System to interconnect and successfully operate with other products and systems.

2.	INTENTIONALLY OMITTED

3.	SUBCONTRACTOR OBLIGATIONS

CONFIDNETIAL

a)

Subcontractor will supply the Subcontractor Deliverables and/or provide the Subcontractor Services and/or Subcontractor Support in accordance with the terms and conditions contained in this Agreement, including the  Subcontractor Specification detailed in Exhibit A,  the Subcontractor Software in Exhibit C, the Subcontractor Services set forth in Exhibit D, and the Subcontractor Support set forth in Exhibits C and E.

b)

On the dates specified in Exhibits D and G, Subcontractor will deliver such Subcontractor Deliverables, Subcontractor Services and/or Subcontractor Support to HP or, at HP’s direction, to Customer Site.

c)

Subcontractor acknowledges that it has had the opportunity to inspect the premises where its work will be conducted, the applicable HP facilities and the Installation Site (collectively, the “Premises”), and that Subcontractor either: (i) has satisfied itself that the Premises are suitable for the supply, installation and operation of the Subcontractor Deliverables, Subcontractor Services and/or Subcontractor Support; (ii) has advised HP in writing prior to the date hereof of any matter, or aspect of the Premises, which is inadequate or not suitable for supplying, installing or operating the Subcontractor Deliverables, Subcontractor Services and/or Subcontractor Support; or (iii) has determined that such an inspection was not necessary.  Subcontractor acknowledges that it is not entitled  to recover any additional costs from HP which arise from any matter or aspect of the Premises of which it has not notified HP pursuant to this Section 3.c.

d)

In performing its obligations hereunder, Subcontractor will cooperate fully with HP in meeting the requirements of the Master Agreement applicable to Subcontractor.  In the event of any dispute involving HP’s Customer regarding Subcontractor Deliverables or the performance of Subcontractor Services or Subcontractor Support, Subcontractor will cooperate fully with HP in resolving such dispute.

e)

Subcontractor will appoint a representative to supervise and coordinate Subcontractor’s performance of its obligations under this Agreement. The representative will provide professional and prompt liaison with HP and have the necessary expertise and authority to commit Subcontractor.  Upon HP’s request, Subcontractor will replace the representative or other personnel assigned to the Project.  Subcontractor’s representative will attend progress meetings with HP and will submit to HP periodic progress reports, at times and in formats reasonably agreed by the parties.  Subcontractor may change its representative at any time upon reasonable written notice.

f)

All Subcontractor personnel will be adequately trained and qualified to perform the tasks they are assigned.  If Subcontractor wishes to replace any such personnel, Subcontractor will first obtain approval from the HP representative specified in Section 4.c. below, which approval will not be unreasonably withheld.  All Subcontractor personnel will meet the licensing, security, labor and site requirements for the locale where the Subcontractor Services and/or Subcontractor Support are being performed.

g)

Time is of the essence in the performance of this Agreement. Subcontractor agrees to meet each milestone in the Subcontractor Schedule on the date set forth in Exhibit F.  Subcontractor will provide prompt written notice to HP of any actual or anticipated delays in meeting the Subcontractor Schedule, and, if possible, such notice will include a detailed plan to recover the time lost because of such delay.

h)

In the event that Subcontractor fails to fulfill an obligation by the date specified in Exhibit F, Subcontractor will at the request of HP and in addition to HP’s other rights and remedies, arrange all such additional resources as are necessary to fulfill that obligation as early as practicable thereafter, at no additional charge to HP or Customer.  Subcontractor will be responsible for all damages and costs incurred by HP or Customer as a result of  Subcontractor’s delay or delivery of non-conforming Subcontractor Deliverables or Subcontractor Services.

i)	Subcontractor will provide preferred customer status for HP and Customer which will include:
-90 day advance notice of new major (left of the dot) release features and functionality for the NGG product.
-724 will consult with HP and Customer and explain new features / functionality 60 days prior to a new NGG release.
-724 will meet with HP and Customer on a quarterly basis to discuss future NGG product enhancements and product roadmaps.
- 724 will make available to HP and Customer a beta release of the code for early evaluation prior to general public release of the software.

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j)

HP may request Subcontractor to remove Subcontractor personnel from providing Services to Customer for any lawful reason and may immediately remove Subcontractor personnel from providing Services on-site at a Customer location for any lawful reason.  The parties will cooperate to reach a mutually agreeable resolution to HP’s removal request as quickly as possible after HP’s request.

4.	HP OBLIGATIONS

	a)	HP will comply with the general obligations stated below, together with the payment obligations specified in Exhibit G, in a timely manner.

b)

HP will provide Subcontractor with access to, and use of, all information, data, documentation, computer time, facilities, working space and office services reasonably required to permit Subcontractor to perform hereunder.

c)

HP will appoint a representative as Subcontractor’s contact.  The HP representative will provide professional and prompt liaison with Subcontractor and have the necessary expertise and authority to commit HP.  HP may change its representative at any time upon written notice.

d)

The HP representative will attend progress meetings scheduled between HP and Subcontractor at regular intervals, to maintain clear and open channels of communication, to minimize problems and to facilitate planning.

	e)	HP will be the sole point of contact with Customer and representatives of Customer in connection with the Project.

5.	PRICE AND PAYMENT

a)

The prices for the Subcontractor Deliverables and/or Subcontractor Services are specified in Exhibits C and G.  No payment will be due to Subcontractor for additional or different services or deliverables rendered other than those described herein unless Subcontractor obtains an approved Change Order pursuant to Section 7  below for such services or deliverables and any associated fees.

	b)	Subcontractor will issue invoices in accordance with the payment schedule specified in Exhibit G. HP will pay all invoices within 45 days from the date of invoice.

c)

All charges to HP under this Agreement are exclusive of all applicable taxes, duties and similar levies.  Such incorporated taxes include, but are not limited to, federal, state and local privilege, gross receipts, sales, use, excise and withholding taxes.

d)

Travel and living expenses will be billed separately at reasonable and actual costs if they are in accordance with the following:  (i) Subcontractor’s travel (coach and economy class only) expenditures should be appropriate to Customer’s business undertaken and reasonable in the judgment of both Customer and HP;  (ii) the passenger flight coupon and travel itinerary must be attached to Subcontractor’s expense report; (iii) For reimbursement, Subcontractor must submit legible copies of the original receipts for expenses greater than $15 for meals (tear tab receipts are not accepted), however, hotel, car rental, fuel for rental cars require receipts regardless of the amount; (iv) Subcontractor will utilize reasonable parking facilities and rates; (v) Parking receipts are required for reimbursement of $15 or more; and (vi) HP will not reimburse Subcontractor for personal expenses, including long distance phone calls.

6.	TITLE AND RISK

Subcontractor will have the risk of loss and damage for each individual Subcontractor Deliverable until arrival either at the Customer Site or at HP, as the case may be.  Thereafter, risk of loss and damage for each individual Subcontractor Deliverable will pass to HP or Customer as set forth in the Master Agreement.

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7.	CHANGE ORDERS

	a)	Requests by HP and recommendations by Subcontractor for Change Orders will be made in writing in the form attached as Exhibit H. All changes are subject to mutual agreement of the parties.

b)

Upon HP’s submission of a Change Order, Subcontractor will immediately advise HP of  the  resultant impact on cost and Subcontractor Schedule and will provide such information as will permit HP to determine the reasonableness of the cost and Subcontractor Schedule impact.  HP and Subcontractor will negotiate in good faith reasonable adjustment of cost and/or schedule terms.  After reaching agreement on such cost and schedule terms, Subcontractor will proceed with the Change Order to meet the revised Subcontractor Schedule.  Pending agreement, Subcontractor will continue to perform and be paid as if such Change Order had not been requested or recommended.

c)

Notwithstanding any other provision to the contrary, Subcontractor agrees that any change orders agreed to between HP and Customer pursuant to the Master Agreement will be binding on Subcontractor subject to an agreed-upon adjustment of price and schedule terms.

8.	ACCEPTANCE

	a)	HP’s acceptance of the Subcontractor Deliverables and/or Subcontractor Services will occur as outlined in Exhibit G.

9.	WARRANTIES

	a)	Subcontractor Deliverables.

1)	Warranty for Software. The warranty for Subcontractor Software shall be governed by the following provisions:

a. Intentionally Omitted

          b.          Product Warranty.  (1) Warranty for Software. Subcontractor warrants that, for a period of ninety days from the date of Final Acceptance (the “Warranty Period”) the Software: (a) conforms with the applicable Order; (b) complies with Specifications and the requirements of Attachment I to the Master Agreement;  and (c) is free from financial liens and encumbrances. If Subcontractor receives notice during the Warranty Period of a material breach of a warranty under this Section 9(a)(1)(b), Subcontractor will, at Subcontractor’s expense and option, correct the violation. This limited warranty shall not apply if the Software has been modified, without Subcontractor’s express authorization.

          (2) Warranty for Product Media. Subcontractor warrants to HP that the medium on which the NGG System Application Software is furnished by Subcontractor under this Agreement is free of defects in materials and workmanship, under normal use, for a period of ninety (90) days after Final Acceptance (“Media Warranty Period”) and that it will not contain any features preventing HP from complying with its obligations under this Agreement. If the medium is defective, Subcontractor will replace it at no charge if it is returned before the end of the Media Warranty Period.

c.	Backwards Compatibility Warranty

Subcontractor warrants that, for the NGG System Application Software for which Customer has: (i) procured Maintenance Services and (ii) installed the releases necessary to obtain coverage for Maintenance Services: (a) the first major release of the NGG System Application Software made available following Customer’s Production Use date will be Backwards Compatible; and (b) all future releases to the NGG System Application Software that Customer desires to implement in its production environment will be compatible with the WAP 2.0 and HTTP 1.1 standards and the Custom Code implementations as detailed in Attachment I, System Requirements Document, Sections 4.1.1 - Session Management, 4.1.2 - Mark-Up Language Support / Content Translation, 4.1.2.1 - Content Translation, 4.1.2.4 - Graphics, 4.1.2.5 - HTML to xHTML(Basic), 4.1.2.6 - HDML to xHTML(Basic), 4.1.3 - User Identification, 4.1.4 -Device Identification, 4.1.6 - Download Support, 4.1.12 - Provisioning, 4.1.13 - Hotlining, 4.1.14 - Standards, and 4.1.17 – Cookie Management, subject to the exceptions or modifications to such sections as set forth in Exhibit D (collectively, the “Sprint Standards”), such that no Subscriber experiences a material degradation of service following installation of such new release to the NGG System Application

CONFIDNETIAL

Software due to such new release not being compatible with the Sprint Standards.  All releases to the NGG System Application Software that Customer desires to implement will be tested in the Test Bed (as defined in Attachment III to the Master Agreement) in accordance with the procedures set forth in Attachment IV to the Master Agreement, and Customer will grant HP and Subcontractor reasonable access (as mutually scheduled) to the Test Bed, phones, and network connectivity reasonably necessary for testing and problem resolution purposes.  In the event such test reveals potential violation of this warranty, HP shall notify Subcontractor in writing of such potential violation; and Subcontractor will correct such violation within 180 days of receipt of such notice.  In the event such potential violation has not been corrected within 180 days of Subcontractor’s receipt of written notice from HP, HP shall have the right to pursue direct damages in accordance with Section 14 below.

d.       Virus Warranty. Subcontractor will comply with commercially reasonable quality assurance procedures to scan the Software for viruses and worms using virus scanning software and will remove any virus or worm found prior to providing the Software to HP.

e.        No Illicit Code Warranty.  Subcontractor represents and warrants that: (i) the Software does not contain Illicit Codes or hidden files; and (ii) neither Subcontractor nor its personnel will (a) replicate, transmit or activate any such Illicit Code or hidden file, (b) use such Illicit Code or hidden file to alter, damage or erase any data or computer programs or enable or disable any features or functionalities of the Software, (c) install, use or execute any software on any Customer computer without Customer’s written approval; and (d)  not exercise its right to electronically repossess or use any self-help related to the Software.  If Subcontractor receives notice from HP of violation of the foregoing warranty, Subcontractor will, at its option, repair or replace the affected Software or correct such violation.  If Subcontractor is unable, within a reasonable time using its commercially reasonable efforts, to repair, replace or correct a breach of the foregoing warranty to a condition as warranted, Subcontractor shall continue to attempt to repair, replace or correct, and HP will be entitled to pursue direct damages for such violation up to $35 Million.  Subcontractor will pay expenses for shipment of repaired or replacement Software.  This section states HP’s sole and exclusive remedy, and Subcontractor’s sole and exclusive obligation, with respect to a violation of the warranty set forth in this subsection 9(A)(1)(e).

2)

During the applicable warranty period, Subcontractor will test and remedy, without charge to HP or Customer, any and all portions of the Subcontractor Deliverables which HP or Customer find to be defective or non-conforming.  Subcontractor will replace or begin to correct defective or non-conforming Subcontractor Deliverables immediately upon notice and will continue diligently in accordance with any response time commitment from HP to Customer, until the defective or non-conforming Subcontractor Deliverables are corrected, providing written progress reports as requested by HP.

3)

Subcontractor warrants that each Subcontractor Deliverable (including but not limited to hardware, Software and firmware, and all enhancements, upgrades, new releases and new versions thereof) delivered under this Agreement will be able to accurately process data (including, but no limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including leap year calculations, when used in accordance with the product documentation provided by Subcontractor, provided that all products (e.g. hardware, software, firmware) used in combination with such listed product properly exchange date data with it. If this Agreement requires that specific Subcontractor Deliverable must perform as a system in accordance with the foregoing warranty, then that warranty will apply to those listed products as a system. The duration of this warranty will be from the date of Customer Acceptance through June 30, 2005, and the remedies available for breach of this warranty will be defined in, and subject to, the terms and limitations of the warranties contained in this Agreement. Nothing in this warranty will be construed to limit any rights or remedies provided elsewhere in this Agreement with respect to matters other than Year 2000 performance.

	4)	Subcontractor warrants that enhancements, upgrades, new releases, and new versions of Subcontractor Deliverables will Interoperate with the System that has met STIC exit criteria.

b)

Subcontractor Services and Support.  Subcontractor warrants that it is fully competent to perform the Subcontractor Services and the Subcontractor Support and possesses the necessary expertise and financial resources.  Subcontractor further warrants that it will provide the Subcontractor Services and the Subcontractor Support with reasonable care, skill and diligence in a professional and workmanlike manner using suitably qualified and experienced personnel and in accordance with applicable industry standards and practices.

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c)

No Conflict.  Subcontractor warrants that it is under no obligation or restriction nor will it assume any such obligation or restriction which would in any way interfere with or be inconsistent with, or present a conflict of interest concerning, the supply of Subcontractor Deliverables or the performance of Subcontractor Services or Subcontractor Support under this Agreement.

d)

Noninfringement.  Subcontractor warrants that the Subcontractor Deliverables, Subcontractor Services and Subcontractor Support do not violate or infringe any third party intellectual property rights, including without limitation, patent, trade secret, copyright, trademark, trade dress, utility model, industrial design, mask work or moral rights, and that Subcontractor is not aware of any facts upon which such a claim could be made.

e)

Title And Authority.  Subcontractor warrants that: (i) it is the rightful owner of all rights, title and interest in Subcontractor Deliverables, including all portions thereof, or that it has the right to provide the Subcontractor Deliverables, including all portions thereof, to HP; (ii) such interests are free of any and all restrictions, settlements, judgments or adverse claims, and (iii) it has full power and authority to enter into, grant the rights under and perform its obligations made under this Agreement.

f)

THE ABOVE WARRANTIES ARE EXCLUSIVE AND NO OTHER WARRANTY,  WHETHER WRITTEN OR ORAL, IS EXPRESSED OR IMPLIED.  SUBCONTRACTOR  SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10.	SUPPORT

	a)	Subcontractor will provide Subcontractor Support as detailed in Exhibit E, and HP will make payments for such Subcontractor Support as detailed in Exhibit E.

	b)	Subcontractor agrees to comply with the Escrow Addendum to this Agreement.

11.	INTELLECTUAL PROPERTY RIGHTS

	a)	All copyrights and other intellectual property rights existing prior to the Effective Date will belong to the party that owned such rights immediately prior to the Effective Date.

	b)	Ownership of Custom Code for the NGG System Application Software

(1)

Upon Final Acceptance of the NGG System by Customer, Subcontractor shall assign to Customer all right, title and interest in and to all intellectual property rights in the Custom Code for the NGG System Application Software, except as set forth in Sections 11(a) and 11(b)(2).  Subcontractor will take the reasonably necessary steps to assign such ownership to Customer.  Subcontractor will provide reasonable assistance to Customer to secure intellectual property protection for such intellectual property ownership including, but not limited to, assistance in preparation and filing of any patent applications, copyright registrations, and the execution of all applications, assignments, or other instruments for perfection or protection or title, at HP’s expense.

(2) Residual Rights

Subcontractor will have the right to use the techniques, methodologies, tools, designs, ideas and other know how gained during its performance under this Agreement, including those derived in connection with the Custom Code for the NGG System Application Software, in furtherance of its own business purposes and to perfect all other intellectual property rights, including patent and copyrights, to the extent that such use does not breach the intellectual property rights of HP or Customer or the confidentiality obligations under this Agreement.  HP acknowledges that Subcontractor provides professional services to third parties and agrees that nothing in this Agreement will be deemed or construed to prevent Subcontractor from carrying on such services so long as Subcontractor does not breach HP’s or Customer’s intellectual property rights or any confidentiality obligations under this Agreement.

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c)

Subcontractor grants HP a non-exclusive, perpetual, transferable license to use Deliverables not described in Section 11(b) for the purposes of this Agreement.  HP’s license confers no title or ownership in such Deliverable(s) and no rights in any associated Software Deliverable source code, and will not be construed as a sale of any rights in the Deliverable or the media on which it is recorded or printed.

d)

In the event that Subcontractor provides to HP, pursuant to this Agreement, any Subcontractor Deliverables, specifications or related documentation which have been developed independent of, and not for purposes of, this Agreement, Subcontractor grants HP a non-exclusive, worldwide, perpetual license regarding such items as will permit HP to perform its contractual obligations to Customer, including without limitation granting sublicenses to Customer to use and exploit such Subcontractor Deliverables as part of the System for the purposes set forth in the Master Agreement.

12.	INDEMNITIES AND INSURANCE

a)

Subcontractor will defend, indemnify and hold harmless HP and Customer from all claims, losses, liabilities, damages, costs and expenses (including attorney and expert witness fees) suffered by reason of any third party claim to ownership of or any interest in any Subcontractor Deliverable, Subcontractor Services, Subcontractor Support, or any portion thereof, including any claim made or any suit or proceeding brought against HP or Customer insofar as it is based on an allegation that any portion of the Subcontractor Deliverables, Subcontractor Services or Subcontractor Support infringes or violates any patent, copyright, trademark, trade secret, utility model, industrial design, mask work, moral right or other intellectual property right.  If the use of the Subcontractor Deliverables, Subcontractor Services, or Subcontractor Support, or any part thereof, is enjoined, Subcontractor will, at its sole expense and option: (i) procure for HP and Customer the right to continue using the Subcontractor Deliverables, Subcontractor Services or Subcontractor Support; (ii) replace the Subcontractor Deliverables, Subcontractor Services or Subcontractor Support with a non-infringing version of equivalent function and performance; or (iii) modify the Subcontractor Deliverables, Subcontractor Services or Subcontractor Support to be non-infringing without detracting from function or performance.

b)

Subcontractor agrees to defend, indemnify and hold harmless HP, its agents and employees, and Customer against all claims, losses, liabilities and damages, and to pay all claims, judgments, awards, costs and expenses (including attorney and expert witness fees) arising out of or in connection with Subcontractor’s acts or omissions under this Agreement.

	c)	During the term of this Agreement, Subcontractor will maintain in full force and effect, at Subcontractor’s own expense, the insurance coverages and policy limits specified in Exhibit I.

d)

Certificates of insurance evidencing the required coverages and limits will be furnished to HP before any work is commenced hereunder and will provide that there will be no cancellation or reduction of coverage without 30 days prior written notice to HP.  All insurance policies will be written by a company authorized to do business in the jurisdiction where the Project is located, and, if reasonably requested by HP, with a rating specified by HP.  Subcontractor will furnish copies of any endorsements subsequently issued which amend coverage or policy limits.  Such policies will name HP and Customer as an additional insured.

13.	CONFIDENTIAL INFORMATION

a)

During the term of this Agreement, either party may receive or have access to technical information, as well as information about product plans and strategies, promotions, customers and related non-technical business information which the disclosing party considers to be confidential (“Confidential Information”).  Before Confidential Information is disclosed, the parties will first agree to disclose and receive such information in confidence.  If then disclosed, Confidential Information will be marked as confidential at the time of disclosure, or if disclosed orally but stated to be confidential, will be designated as confidential in a writing by the disclosing party summarizing the Confidential Information disclosed and sent to the receiving party within 30 days after such oral disclosure.

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b)

Confidential Information may be used by the receiving party only with respect to the performance of its obligations under this Agreement, and only by those employees of the receiving party and, if HP, its subcontractors who have a need to know such information for purposes related to this Agreement, provided that such subcontractors have signed separate agreements containing substantially similar confidentiality provisions.  The receiving party will protect the Confidential Information of the disclosing party by using the same degree of care (but not less than a reasonable degree of care) to prevent the unauthorized use, dissemination or publication of such Confidential Information, as the receiving party uses to protect its own confidential information of like nature.  The receiving party’s obligation under this Section 13 will be for a period of three years after the date of disclosure or the duration specified in the Master Agreement, whichever is longer.

	c)	The obligations stated in this Section 13 will not apply to any information which is:

		1)	Already known by the receiving party prior to disclosure.

		2)	Publicly available through no fault of the receiving party.

		3)	Rightfully received from a third party without a duty of confidentiality.

		4)	Disclosed by the disclosing party to a third party without a duty of confidentiality on such third party.

		5)	Independently developed by the receiving party prior to or independent of the disclosure.

		6)	Disclosed under requirement of law.

		7)	Disclosed by the receiving party with the disclosing party’s prior written approval.

d)

In the event that Subcontractor receives information from or belonging to Customer,  Subcontractor agrees to execute such confidentiality agreement as Customer may require prior to receiving any such information.

14.	REMEDIES AND LIABILITIES

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT:

(I) TO THE EXTENT THE PARTIES HAVE DEFINED A SOLE AND EXCLUSIVE REMEDY OR OBLIGATION IN THIS AGREEMENT, SUCH REMEDY OR OBLIGATION SHALL BE THE SPECIFIED PARTY’S SOLE AND EXCLUSIVE REMEDY OR OBLIGATION, AS APPLICABLE.

(II) NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES FOR ANY CAUSE OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, EXCEPT FOR:

(a)	CLAIMS FOR WHICH A PARTY HAS AN OBLIGATION OF INDEMNITY;

(b)	ANY FRAUDULENT, WILLFUL OR GROSSLY NEGLIGENT ACT OR OMISSION;

(c)	VIOLATIONS OF A PARTY’S INTELLECTUAL PROPERTY RIGHTS; OR

(d)	ANY BREACH OF ANY CONFIDENTIALITY OBLIGATIONS.

CONSEQUENTIAL DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, LOST PROFITS, LOST REVENUE, AND LOST BUSINESS OPPORTUNITIES, WHETHER OR NOT THE OTHER PARTY WAS OR SHOULD HAVE BEEN AWARE OF THE POSSIBILITY OF THESE DAMAGES.

(III) FOR ALL OTHER CLAIMS BETWEEN THE PARTIES (A) THAT ARE NOT LISTED IN PARAGRAPH 14 (II) (a) – (d) ABOVE OR (B) WITH RESPECT TO WHICH THE PARTIES HAVE NOT DEFINED A SOLE AND EXCLUSIVE REMEDY IN THIS AGREEMENT, EACH PARTY WILL ONLY BE LIABLE TO THE OTHER FOR DAMAGES, INCLUDING LIQUIDATED DAMAGES, UP TO THE AMOUNT PAID OR PAYABLE TO SUBCONTRACTOR PURSUANT TO THIS AGREEMENT.  NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER PARTY WITH RESPECT TO LOSS OF DATA OR LOSS OF USE OF DATA.

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15.	TERM AND TERMINATION

a)

This Agreement will commence on the Effective Date and will continue (unless terminated earlier) until both parties have fulfilled all of their obligations, including warranty and Subcontractor Support obligations.

b)

In the event that the Master Agreement is terminated, HP may terminate this Agreement immediately upon notice in writing. Upon such termination, HP will make any payments for all services provided and work performed by Subcontractor up to the point of termination, unless Customer’s termination is due to acts or omissions of Subcontractor such as would constitute a breach of this Agreement.

	c)	This Agreement may be terminated immediately upon notice in writing:

1)

By either party if the other party is in material breach of any of its obligations under this Agreement and fails to remedy the breach for a period of 30 days after a written notice by the other party which specifies the material breach, such termination to be effective upon the 31st day after the date of notice.

2)

By either party, if the other party has a receiver appointed, or an assignee for the benefit of creditors, or in the event of any insolvency or inability to pay debts as they become due by the other party, except as may be prohibited by applicable bankruptcy laws.

		3)	By HP, in the event of a Force Majeure circumstance, subject to Section 16.i. below.

d)

Upon termination of this Agreement for any reason, Subcontractor will provide HP with any and all work in progress or completed pursuant to the Agreement.  HP will pay Subcontractor an equitable amount for such delivered work in progress, unless termination is due to acts or omissions of Subcontractor such as would constitute a breach of this Agreement.

e)

Upon termination of this Agreement or completion of Subcontractor’s performance, whichever occurs first, Subcontractor will promptly return to HP all materials provided by HP or Customer under this Agreement and all written Confidential Information of HP or Customer then held by Subcontractor.

f)

In addition to any other provisions that by its content are intended to survive the expiration or termination of this Agreement, Sections 9 (Warranties), 10 (Support), 11 (Intellectual Property Rights), 12 (Indemnities and Insurance), 13 (Confidential Information), 14 (Remedies and Liabilities), and 16 (General) will survive termination of this Agreement.

16.	GENERAL

a)

Health And Safety.  Subcontractor will conduct its activities so that its equipment, working conditions and methods are safe and without risk to health for its own, HP’s and Customer’s employees as well as for any other users of the location in which Subcontractor is conducting its activities.

b)

Quality.  Subcontractor will maintain an objective quality program for the Subcontractor Deliverables supplied pursuant to  this Agreement. Subcontractor’s program will be in accordance with the current revision  of HP’s Supplier Quality System Requirements, or, if applicable, any additional or substitute quality requirements agreed to by the parties. Subcontractor will, upon HP’s request, provide to HP copies of Subcontractor’s program and supporting test documentation, in accordance with HP’s and Customer’s format and standards.  Independent quality checks will be made by Subcontractor periodically to assure quality performance.  HP may also perform random quality checks of Subcontractor’s work pursuant to this Agreement.  Subcontractor will provide a timely response and correction to any quality issues identified.

c)

Right To Inspect.  HP will have the right to inspect all of Subcontractor’s work under this Agreement, including Subcontractor’s manufacturing processes, at any time during normal working hours.  HP’s inspection may be for any reason reasonably related to this Agreement, including to assure Subcontractor’s compliance with HP’s requirements.

d)

Non-Restrictive Relationship.  Nothing in this Agreement will be construed so as to preclude HP from developing, acquiring, marketing or providing products or services which may perform the same or similar functions as the Subcontractor Deliverables and Subcontractor Services.

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e)

No Publicity.  Subcontractor agrees not to publicize or disclose to any third party without the prior written consent of HP, either the terms of this Agreement or the fact of its existence and execution, or the participation of Customer, except as may be necessary to comply with other obligations stated in this Agreement or as required by law.

f)

No Joint Venture.  Nothing contained in this Agreement will be construed as creating a joint venture, partnership, or employment relationship between the parties hereto, nor will either party have the right, power or authority to create any obligation or duty, express or implied, on behalf of the other.

g)

No Assignment. Neither party shall have the right to assign this Agreement, or any portion of this Agreement,  without the prior written consent of the other party.  Such consent shall not be unreasonably withheld and shall be granted if, in the opinion of the party whose consent is required, the potential assignee has equivalent or greater technical, financial and management capacity with respect to the subject matter of this Agreement as compared to the assignor to perform all of the assignor’s rights and obligations under this Agreement.

h)	Export Administration Regulations. Each party agrees to comply with all applicable laws and regulations which may govern the export of Subcontractor Deliverables.

i)

Force Majeure.  Non-performance of either party will be excused to the extent that performance is rendered impossible or delayed by strike, fire, flood, governmental acts or orders or restrictions or other similar reason where failure to perform is beyond the control of and not caused by the negligence of the non-performing party (“Force Majeure”), provided that the non-performing party gives prompt notice of such conditions to the other party and makes all reasonable efforts to perform.  Should a circumstance of Force Majeure last more than thirty (30) days, HP may by written notice to Subcontractor terminate this Agreement.

j)

Compliance With Laws.  Subcontractor will perform its activities under this Agreement in compliance with all applicable federal, state, and local government requirements, including environmental, licensing and permit laws, rules, regulations, orders and ordinances.

k)

Non-Solicitation.  During the term of this Agreement, neither party will directly solicit the other party’s personnel associated with the Project for employment.  However, HP may solicit and hire Subcontractor employees providing development and other services relevant to the warranties set forth in this Agreement and the maintenance and enhancement of the NGG System Application Software in the event Subcontractor is insolvent or in breach of its agreement with HP concerning the subject matter of this Agreement.

l)

No Leverage Compensation.  If Subcontractor has entered into any form of HP product purchase agreement that contains terms and conditions providing for compensation to be paid to Subcontractor for “leveraging” HP hardware sales, Subcontractor will not be eligible for such compensation in connection with Subcontractor Deliverables.

m)

Notices.  All notices required under this Agreement will be in writing and will be sent to the address of the recipient set out below, or such other address as the recipient may designate by notice given in accordance with this Section.  Any such notice may be delivered by hand, by overnight courier, by first class pre-paid letter or by facsimile transmission, and will be deemed to have been received:

	1)	By hand delivery - at the time of delivery;

	2)	By overnight courier - 24 hours after the date of delivery to courier with evidence of delivery from the courier;

	3)	By first class mail - 48 hours after the date of mailing;

	4)	By facsimile - immediately upon transmission provided a confirming copy is sent by first class pre-paid, by overnight courier or by hand by the end of the next business day.

For purposes of this Section the address of each party will be:

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FOR:	SUBCONTRACTOR	FOR HP:

ATTN:	Glenn Barrett	ATTN:	Mike Pettigrew

Phone:	416-228-2448	Phone:	916-748-7119
Fax:	416-228-2362	Fax:
Address:	10 York Mills Road, 3rd Floor	Address:	8000 Foothills Blvd.
	Toronto M2P 2G4		Roseville, California 95747
Canada

n)

Waiver.  Neither party’s failure to exercise any of its rights under this Agreement will constitute or be deemed to constitute a waiver or forfeiture of such rights. Waiver of a breach of this Agreement will not be deemed a waiver of any future breach.  Any waiver must be in writing and signed by each party’s representative.

o)	Severability. If any term or provision of this Agreement is held to be illegal or unenforceable, the validity or enforceability of the remainder of this Agreement will not be affected.

p)	Exhibits. The following documents are attached hereto as exhibits, the terms of which are incorporated by reference in their entirety:

Exhibit A - Subcontractor Specification
Exhibit B - Intentionally Omitted
Exhibit C - Reseller Addendum
Exhibit D - Subcontractor Services
Exhibit E - Subcontractor Support
Exhibit F - Subcontractor Schedule
Exhibit G - Price and Payment Terms
Exhibit H - Change Order Procedures
Exhibit I - Insurance
Exhibit J - Escrow Provisions

q)	Precedence. In the event of conflict between the provisions of this Agreement and any attached Exhibit, the provisions of the Exhibit will to the extent of such conflict take precedence.

r)

Entire Agreement.  This Agreement and its exhibits constitute the entire agreement between HP and Subcontractor and supersede all prior or contemporaneous communications, representations, and agreements, whether oral or written, regarding the subject matter of this Agreement.  Subcontractor’s additional or different terms and conditions will not apply.  No modifications of, or amendments to, the terms of this Agreement will be valid unless in writing and signed by an authorized representative of each party.

s)	Applicable Law. This Agreement is made under and will be construed in accordance with the laws of the State of New York, without giving effect to that State’s choice of law rules.

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AGREED TO:		AGREED TO:
	724 SOLUTIONS CORP.	HP:	HEWLETT-PACKARD COMPANY

	/s/ GLENN BARRETT		/s/ RAY M. ARNDT

	Authorized Representative Signature		Authorized Representative Signature

Name:	Glenn Barrett	Name:	Ray M. Arndt

Title:	Director	Title:	Vice President and General Manager
HP Consulting, North America

Address:	10 York Mills Road, 3rd Floor	Address:	17975 West Sarah Lane, Suite 150
	Toronto M2P 2G4		Brookfield, Wisconsin 53045
Canada

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EXHIBIT A

SUBCONTRACTOR SPECIFICATION

Mobile Internet Gateway
The 724 Solutions Mobile Internet Gateway supports a total wireless solution to connect wireless devices to eCommerce applications and data sources. The platform is distributed and can be configured with or without a gateway for conversion of mobile telephony to Internet protocols.

Multiple Protocol Support

Effective eCommerce applications require an integrated approach to the end-user via both wireless and wired devices. In addition to WAP standards, the Mobile Internet Gateway supports the short messaging service (SMS) for interaction with non WAP-compliant devices and for push of text messages such as order confirmations and news updates. The Mobile Internet Gateway also supports HTTP for access from standard Web browsers.

Application and Content Development

The Mobile Internet Gateway reduces the time and resources needed to develop applications for the wireless and wired Web. It supports Java Servlets and CORBATM-based development environments. Wireless content conversion functionality allows HTML or XML to be re-purposed into WML. This feature allows content intended for browser-based presentation to be more easily re-purposed for wireless devices, enabling the developer to control the “look” of wireless content on different devices. Programmatic conversion of HDML to WML is also supported.

User Identity and Profiling

An effective wireless Internet application requires a high degree of personalization to overcome the limited screen and keyboard input sizes of the device. The centerpiece of the Mobile Internet Gateway is the user identity module, which allows the user to create and update a personal profile through the wireless device or a Web browser. The user profile contains preferences for pushed content, authentication, and navigation; simplifying and improving the usability of the application.

End-to-End Security

The Mobile Internet Gateway provides end-to-end security from the handset to a trusted data center environment. The Mobile Internet Gateway supports WTLS in addition to SSL 2 and 3 Internet Protocols.

Mission Critical Software

Wireless Internet applications will place unprecedented demands for availability, performance, and scalability on the data center. The platform is designed to help meet these demands. The technology behind the Mobile Internet Gateway is based on a market-proven, scalable, vast fault-tolerant Internet platform currently running in production systems supporting millions of users. The product is component-based and multi-platform, supporting linear scaling and high availability. Wireless users can access backend applications and data sources through modular, standards-based gateways. The platform is standards-based to interface with the middleware, development environments, and management tools already in use. The stateless interaction model cuts overhead and supports common Internet state management techniques such as cookies.

IT Benefits

•	Proven, standards-based technology reduces risk

•	Open architecture protects investments in hardware platforms, software and people

•	Integrated approach to wireless and wired Web supports the reuse of Internet and business applications

•	Proven performance even at vast scales

1

Key Features

•	Market-proven Mobile Internet Gateway for scale, availability and security

•	Integrated solution for WAP and non-WAP phones, PDAs, pagers and browsers based on WAP, SMS and HTTP

•	Application development and content transformation based on industry standards, XML and CORBA/Java

•	User profile improves ease of navigation and application usability from small wireless handsets

•	Runs like mission critical software supporting common platforms, development and management environments.

•	Integrates with back-end applications and browser-based applications

Specifications

Supported Platforms

•	Openview

•	HP-UX 11.0

•	HP-VirtualVault 4.0

•	SunTM Solaris

•	Compaq TM Tru64

•	Linux TM

•	Windows TM NT

•	Compaq TM NonStop Kernel

Supported Protocols

•	WAP 2.0

•	CSD (Circuit Switched Data) over GSM, TDMA, and CDMA airlinks

•	WDP (Wireless Datagram Protocol) over CSD

•	WTP (Wireless Transaction Protocol)

•	Connectionless WSP (Wireless Session Protocol)

•	Connection-mode WSP

•	Binary WML (Wireless Markup Language) and WMLScript

Ongoing support for WAP protocol suite (WTLS, push services, SMS, etc.)

2

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EXHIBIT B

Intentionally Omitted

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EXHIBIT C

RESELLER ADDENDUM

This Reseller Addendum (“Addendum”) is attached as Exhibit C to that certain Subcontract (the “Subcontract”) between HP and Subcontractor, and sets forth the terms and conditions governing the resale of the Subcontractor  Software.

1.	DEFINITIONS

The following terms shall have the described meanings when used in this Addendum. Terms which are capitalized but not defined herein shall have the meaning given to such terms in the Subcontract.

	1.1	“Enhancements” shall mean collectively, Software Feature Enhancement and Software Upgrade, as those terms are defined in the Subcontract.

	1.2	“Delivery Date” means the date specified in an Order for the delivery of Subcontractor Product(s) by Subcontractor to the destination required under the Order.

	1.3	“HP Products” shall mean any HP hardware or software product.

1.4

“Orders” means a written (hardcopy or fax) purchase order issued by HP to Subcontractor for purchase of Programs.  For purposes of the Prepaid Licenses referenced in Section 6 of Exhibit B to this Addendum, the fully executed Subcontract serves in lieu of a purchase order.

1.5

“Packaged Program” shall mean the prepackaged versions of the Program (e.g., the NGG System Application Software) in object code form, including Documentation, installation notes, a password to unlock usage of the Program and, if applicable, Subcontractor’s maintenance agreement provided by Subcontractor to HP for distribution by HP or Subcontractor.

	1.6	“Product” or “Products” means the Documentation, Packaged Program(s) and Program(s) defined in Section 1.3, 1.8, and 1.10 respectively.

1.7

“Program” shall mean Subcontractor’s software program(s) listed and described in Exhibit A hereto, including all Program Enhancements, Revisions, Versions and localized versions thereto as further set forth below.

	1.8	“Revision” shall mean a Minor Release as that term is defined in Exhibit E to the Subcontract.

1.9

“Subsidiary” and or “Affiliates” means any entity controlled by or under common control with a party to the Subcontract, through ownership or control of more than 50% of the voting power of the shares or other means of ownership or control, provided that such control continues to exist.

	1.10	“Version” shall mean a Major Release as that term is defined in Exhibit E to the Subcontract.

	1.11	Customer” shall mean an individual or entity that procures a license of the Product(s) from HP.

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2.	RIGHTS GRANTED AND RESTRICTIONS

2.0

Generally.  HP shall have the right to purchase, use and distribute the Products for the Project only  Notwithstanding the foregoing, with respect to the Prepaid Licenses (as defined in Section 6 of Exhibit B to this Exhibit C), HP shall have the right to use or distribute all such licenses for projects other than the Project.

2.1

License to Distribute.  Subject to the terms and conditions set forth herein, Subcontractor hereby grants to HP a fully paid-up, perpetual, worldwide, transferable, non-exclusive license to use, store, load, install, execute, display, purchase, distribute and sublicense, either directly or indirectly, the Products.

	2.2	License for Consulting Purposes.

2.2.1

Subject to the terms and conditions set forth herein, Subcontractor hereby grants to HP a fully paid-up, perpetual, worldwide, transferable, non-exclusive license to use, store, load, install, execute, and display the Product(s) and Documentation to provide consulting services to Customers, including demonstrations of the Product(s) in the territories defined in Exhibit B.

2.2.2

Subcontractor hereby grants to HP the right to use the Products distributed by HP and licensed by Customer when providing consulting and integration services to Customers, including installation or integration by HP of the Product(s) with software or hardware products.

2.3

HP Software License Terms.  In the event Subcontractor does not have a shrink-wrap or click-wrap software license agreement or does not include such an agreement with the Programs, Subcontractor hereby grants HP the right to distribute and sublicense the Program to Customer under terms substantially similar to HP’s then-current HP Software License Terms.  Exhibit D to this Addendum sets forth HP’s Software License Terms as of the Effective Date.

	2.4	Restrictions. HP agrees not to decompile, disassemble, or otherwise seek to reduce the object code of the Program to its source code form.

2.5

Trademarks.  Neither party is granted any right or interest to the trademarks, marks or trade names (collectively, “Marks”) of the other party.  Neither party may use the other’s Marks without the prior written consent of the other party.  Notwithstanding the foregoing, Subcontractor agrees that HP may, in its discretion, use Subcontractor’s name and the Product name in identification of the Product offered to customers, at all time protecting any existing copyrights, trademarks or other markings affixed to the Products.

	2.6	Other License Terms

For the purposes of this Section 2.6, the term “Customer” shall mean Sprint PCS.

2.6.1

Authorized Users. HP and its Customer’ right to access and use the Products extends to (i) HP and Customer affiliates, (ii) HP and Customer employees, authorized agents, representatives and subcontractors and (iii) Customer and related affiliates’ customers in the course of using any of the services offered by HP, customer or related Affiliates.

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		2.6.2	Connecting Computers and Relocation

Customers may, at no cost and without notice to HP or Subcontractor, connect computers in order to operate the computers as a single operating system, such as the operation of parallel sysplex compatible or CMOS-compatible operating systems or computer configurations. Customer may, at no additional cost, relocate the Products, either temporarily or permanently, at no additional charge and for any reason, including disaster recovery, to any computer, system or site with prior written notice to Subcontractor or HP.  If Customer maintains parallel operations in the process of relocating the Products, there will be no additional charge for the relocation for the period of time reasonably necessary to complete the relocation, up to a maximum of 180 days.  Customer acknowledges and agrees that if it materially changes the configuration of the system of which the Products are a part, there may be a variation in Maintenance Services fees.

		2.6.3	Right to Make Copies

Subcontractor will, upon HP’s request and at no cost or expense to HP, make a reasonable number of copies of the Products for HP to the extent reasonably necessary for Customer’s then current authorized use.

		2.6.4	Testing Copies and Use

Customer may, at no cost and without notice to Subcontractor, make copies of and install, execute, use, copy, test, display and perform the Products for testing purposes (ex: for Sprint PCS in the STIC environment in Kansas City) including, without limitation (a) testing for date arithmetic functions; (b) testing of disaster recovery plan procedures and effectiveness and (c) testing to validate the Products before placing them on application development and production processors or placing them in a production environment, provided that the Products will only reside on the computer for a duration reasonably necessary to conduct such testing.

		2.6.5	Documentation Copies

Subcontractor will provide to HP, for provision to Customer, at no cost, up to 15 CD-ROMs and 15 hard-copy sets of the Documentation for the Products.  Customer may make, or have made on its behalf, a reasonable number of copies of the Documentation to the extent necessary for Customer’s internal business purposes.

2.6.6

Right to Transfer Licenses.  Customer may transfer any of its Software licenses under this Addendum to any Customer Affiliate at no additional cost or expense upon notice to HP and Subcontractor and completion of appropriate assignment documentation.  Upon completion of such documentation, Customer will immediately upon transfer deliver all copies of the Products to the transferee.  Customer’s licenses will automatically terminate upon transfer.

3.	MARKETING AND SALES MATERIALS

	3.1	Marketing Materials. Upon HP’s request, Subcontractor will provide reasonable amounts of marketing and sales materials in hardcopy and, as available, electronic versions.

4.	MAINTENANCE AND SUPPORT

	4.1	Maintenance and Support.

4.1.1

Unless otherwise agreed to in writing, all maintenance and support for the Products used or distributed by HP will be Subcontractor’s responsibility.  At a minimum, Subcontractor agrees to make available to HP and its Customers ongoing maintenance and support for the Product(s) as set forth in the attached Exhibit C hereto.  Subcontractor agrees to maintain such number of qualified personnel as is necessary to provide timely and knowledgeable maintenance and support service.

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		4.1.2	HP will receive maintenance and support for Products licensed to HP under Section 2.2 at no charge during the term of the Subcontract.

4.1.3

Notwithstanding any termination of this Agreement, Subcontractor agrees to maintain and support the Product(s) distributed by HP for at least one (1) year following the time at which Subcontractor discontinues or revises the Product(s) made available to HP for distribution hereunder.

4.2

Technical Training. Subcontractor shall provide technical training to HP at Subcontractor designated locations, for a period not to exceed two weeks per employee, sufficient to allow HP to become fully familiar with Product and its market.  HP may further request and Subcontractor shall provide additional training as reasonably necessary to inform HP personnel of upgraded, enhanced or new versions of Software.  The above training will be at no charge to HP for the first eight HP designated employees except for any reasonable travel expenses of Subcontractor if at an HP designated location.  After the initial eight seats have been used, HP shall pay for such training, and other training shall be provided, upon mutually agreeable terms and conditions.

4.3

Fees for reselling Support & Maintenance.  HP shall pay Subcontractor the fee set forth in Exhibit B to this Addendum for Subcontractor maintenance and support to Sprint PCS in connection with the Project.  Such fee shall be payable under the terms of Section 5.2 of this Addendum and Exhibit B to this Addendum.

4.4

New HP Products.  The parties intend that during the term of the Subcontract, the Program will be compatible with future releases and revisions of the HP Products, including new or revised versions of the operating systems for the HP Products, provided that such new HP Products support the Program.  Upon request by HP, Subcontractor agrees to use its best efforts to provide HP with the Program adapted for use with such new HP Products within ninety (90) days after notification from HP, provided that HP makes available to Subcontractor such hardware and software reasonably necessary for Subcontractor to develop and qualify such adapted Program.

4.5

Functionality Enhancements.  HP may from time to time request significant functionality enhancements to a Product. Subcontractor agrees to develop these enhancements if both parties agree to the enhancement proposal, which may provide for additional payments by HP to Subcontractor.

5.	PAYMENT

5.1

Distribution Fees & Price Protection.  In consideration for the rights and licenses granted to HP under this Agreement, HP agrees to pay Subcontractor the fee (stated in U.S. dollars) for each Product that HP distributes in the amount set forth in Exhibit B to this Addendum.  No royalty is due with respect to the distribution of other Product Enhancements that Subcontractor may provide under this Agreement.

5.2

Invoices.  Subcontractor invoices shall include: (i) Product identification and unit quantity; (ii) unit price; (iii) address to send payment; (iv) invoice due date;  (v) HP contact and phone number; (vi) Subcontractor contact and phone number; (vii) HP Order #; and (viii) other instructions or requirements pertinent to the invoice.  The date of Subcontractor’s invoice shall be no earlier than the date of the Product shipment. In no event shall the amount invoiced to HP exceed the amount of the associated Order.

Invoices should be sent to the Notice Address in Section 16(m) of the Subcontract.

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6.	PRODUCT WARRANTY

Warranty for Software. Subcontractor warrants to HP that the Software will perform substantially in accordance with the associated Documentation provided by Subcontractor for ninety (90) days, but not less than any minimum warranty required by applicable law (“Warranty Period”). If during the Warranty Period, HP reports a Software error that prevents the Software from meeting this warranty, Subcontractor will use reasonable efforts to correct the error. This limited warranty shall not apply if the Software has been modified, without Subcontractor’s express authorization.

Notwithstanding the foregoing, in the event the Software does not perform in accordance with the associated Documentation outside of the Warranty Period, Subcontractor agrees to correct such non-conformance.

7.	OTHER PROVISIONS

	7.1	Exhibits. Each of the following Exhibits is incorporated in its entirety in this Agreement:

		EXHIBIT A	PRODUCT DESCRIPTIONS
		EXHIBIT B	FEES
		EXHIBIT C	MAINTENANCE, SUPPORT, AND SUBCONTRACTOR SOFTWARE LICENSE AND/OR MAINTENANCE TERMS
		EXHIBIT D	HP SOFTWARE LICENSE TERMS

7.2

Public Software.  Subcontractor will not use in the performance of Services or incorporate into any Product any software that refers to, or is based upon, a license from GNU Public License, the Free Software Foundation, or that is “copylefted.”

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EXHIBIT A

PRODUCT DESCRIPTIONS

NGG System Application Software and Custom Code Descriptions

1.0	Intellectual Property (IP)

The following represents a description of those features or functions, based on current, planned development as of February 2, 2002, that are owned by Subcontractor and those that are specific to and paid for by Sprint, hereafter referred to as “Sprint PCS-Owned IP”.

1.1	724 Solution-Owned IP

In order to avoid any confusion regarding rights to IP, a brief description of a representative sample (but by no means an exhaustive list) of the more commonly referenced system components and enhancements for which Sprint does not own IP rights  are presented below and segmented by Common, Front End, and Back End Systems. The Back End System is comprised of three (3) subsystems; Core, Subscriber, and Gateway Services.

1.1.1	Common System Components and Capabilities

•	Common Execution Environment (CEE)

•	Server Area Transport (SAT, sometimes referred to as Titanium)

•	Component Replication

•	Components often referred to as the Cookie Holder, Profile Holder, NAI-IP Cache, pre- and post-processors, etc. these are “containers” in which Sprint-specific code (and therefore Sprint IP) is kept.

•	Pre- and Post-process Java interface. These are “containers” in which Sprint-specific code (and therefore Sprint IP) is kept

•	Transaction / Click-stream logging

•	Configuration file, although the primary contents of each configuration file are specific to a client’s system design, environment, configuration, and implementation considerations.

1.1.2	Front End System Components

All Front End components, most notably the following:

•	Adapters for protocol termination of WAP, HTTP, UDP, and TCP (as examples)

•	Content conversion / translation for
-	WML to xHTML Basic
-	HDML to xHTML Basic
-	HTML to xHTML Basic
-	Graphic file conversion in support of user experience optimization

1.1.3	Back End System Components

•	All Gateway Services Subsystem components mostly notably the following:
	-	HTTP Gateway
	-	CORBA Interface Gateway
	-	PKI (not currently planned for use at Sprint, but referenced in architecture documents).

•	Blacklist handling. The components that enable blacklist handling will remain the IP of Subcontractor.

•	UAProf data extraction and caching

•	Cookie caching and holding components

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1.2	Sprint PCS-Owned IP

The intellectual property owned by Sprint PCS is categorized here by the [**] in which they are implemented.  A more detailed explanation of the code related to these components can be found in design documents for [**] and [**].

1.2.1	Core Engine

This Subsystem is comprised of the following Sprint-specific business logic addressing:

•	[**]
•	[**]
•	[**]
•	[**]
•	[**]

1.2.2	Subscriber Subsystem

This subsystem is comprised of the [**],[**], and [**] components.

•	[**]

•	[**]

[**] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED

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	1.2.3	Other Components Owned by Sprint

[**]

1.3	Sprint Source Code and Libraries

Sprint will provide certain source code and functional libraries to facilitate specific feature sets of the NGG solution. These contributions, and any modifications made by HP/724 to these contributions from Sprint will remain the IP of Sprint. These are known to include the following:

	•	[**]
	•	[**]

[**] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED

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EXHIBIT B
FEES

1.          NGG Application Software Pricing for the Project

For licenses used in the Project, HP will  pay Subcontractor for licenses for the Products on a per active Subscriber basis subject to the trigger and reuse provisions of this Exhibit B (each a “Subscriber Use License”).  HP will begin paying fees for Subscriber Use Licenses following the first month after Final Acceptance of the NGG System.  Thereafter, HP will follow the reporting procedures in Section 4 of this Exhibit B and will be subject to payment for newly triggered Subscriber Use Licenses, but not for any reused Subscriber Use Licenses, on a monthly basis (one month in arrears).

2.          Trigger

For the Project, a Subscriber Use License is triggered upon a Subscriber’s performance of the 4th Wireless Session with the NGG System Application Software, excluding Wireless Sessions performed on the day the Wireless Device performs its initial Wireless Session with the NGG System Application Software. All Wireless Sessions excluding the Wireless Sessions performed on the initial Wireless Session date are counted for the purpose of the trigger.  Once a Subscriber Use License is initially triggered, HP must pay for that Subscriber Use License unless there is a reusable Subscriber Use License available, in which case there would be no fee associated with the reuse.

3.          Reuse

For the Project, Customer may reuse a previously triggered Subscriber Use License if a Subscriber Churns from the Network.  Once a Subscriber Churns the Network, the applicable Subscriber Use License is immediately available for use by another Subscriber. For the purposes of the Project, the Subscriber Use License will be considered to be reused after a new Subscriber has performed 4 Wireless Sessions with the NGG System Application Software, excluding Wireless Sessions performed on the initial session date associated with that new Subscriber.

4.          Reporting

For the Project, beginning at the end of the first month following Final Acceptance of the NGG System and no later than 10 business days following the end of each month, Sprint PCS or HP will prepare and deliver electronically to Subcontractor, in a form mutually agreed upon by the parties, a report showing at least the following information:  (i) the number of Subscriber Use Licenses triggered in the current month; (ii) the number of Subscriber Use Licenses triggered in the current month that became available for reuse in the current month; and (iii) the number of Subscriber Use Licenses triggered in previous months that became available for reuse in the current month. The reports provided in each month will be used to support invoicing of the fees for the Subscriber Use Licenses.  To the extent such information is or may be compiled using tools or mechanisms provided or developed by Subcontractor, Subcontractor shall provide such information to HP for use in auditing of Sprint PCS payment obligations under the Master Agreement.

5.          Territory

For non-Project related Prepaid Licenses:           Worldwide
For all Project related Licenses:                            Sprint PCS

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6.          Product per copy Fee

Pricing for the Products will be provided to HP as follows (such pricing to be effective only for the Project and the Prepaid Licenses):

[**] - [**] subscribers	$[**] per subscriber
[**] – [**] subscribers	$[**] per subscriber
[**] – [**] subscribers	$[**] per subscriber
[**] – [**] subscribers	$[**] per subscriber
[**] – [**] subscribers	$[**] per subscriber
[**] + subscribers	$[**] per subscriber

HP hereby agrees to purchase, on a non-refundable basis for the purposes of resale, licenses for the NGG System Application Software for [**] Subscribers (the “Prepaid Licenses”), at a price of $[**].  Such price shall be payable as follows: (i) $[**] upon full execution of the Subcontract; and (ii) $[**]. upon [**].  In the event HP resells the Prepaid Licenses for projects other than the Project, HP shall pay to Subcontractor an additional amount equal to $[**] per license for each license resold for such other projects, such amount to be billable to and payable by the applicable reselling entity within HP.  In any event, HP shall be solely responsible for taxes with respect to payments made by HP to Subcontractor under this Agreement, including all state and local sales, use, property (ad valorem), withholding and similar taxes.  Any such taxes or duties must appear as a separate item on Subcontractor’s invoice.  Where applicable, HP shall provide Subcontractor with a reseller certificate, reseller certificate number, or other documentation so that HP may successfully claim exemption from tax.

Annual maintenance and support for these [**] Subscribers commences on the date of subcontract execution and payment for such maintenance and support services shall commence on the earlier of deployment of such licenses or [**] at the rate of [**]% of the NGG Application Software license fees per month, payable in arrears.  Support provided prior to the commencement of payment will be Level 3 Technical Support as defined herein.

Subcontractor agrees to offer the following Volume discount commitment Pricing for Orders placed from the Effective Date of the Subcontract through [**] (such pricing to be effective only for the Project and the Prepaid Licenses):

             [**] Subscribers $[**] less initial order $[**] = $ [**]
             [**] Subscribers $[**] less initial order $[**] = $ [**]
             [**] Subscribers $[**] less initial order $[**] = $ [**]

7.          Fees for Enhancements and Revisions, if any

724 Enhancements to the NGG Application Software are included in the [**]%  monthly support fee described below.  Any customer specific requests for enhancements (other than those already agreed upon for the Custom Code) will need to be defined and agreed upon to enable a fixed bid quotation or could be addressed on a Time and Material basis according to the pricing schedule defined below.

8.          Fee for resale of Supplier Training

             724 training is listed in Section 2.2.3 of Exhibit D to the Subcontract.

All training will be offered on-site at $ [**] dollars a day for up to eight students plus expenses. Four additional students may be added for $ [**] per student, per day.  Students may also enroll in any publicly offered Subcontractor education course for $ [**] per day per student.

9.          Fee for resale of Supplier Maintenance & Support

In consideration of Subcontractor providing Level 2 & 3 Maintenance Services and pursuant to the terms of  the Subcontract, HP will pay monthly in arrears Maintenance Services fees equal to [**] % of the license fees payable pursuant to the Subcontract for such month.

[**] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED

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EXHIBIT C
MAINTENANCE TERMS

For the purposes of Maintenance Services to be provided to Customer for the Project, the terms and conditions set forth in Exhibit E to the Subcontract shall control in the event of any conflict between Exhibit E to the Subcontract and this Exhibit C.

During the Warranty period and during the period of time during which HP has purchased Maintenance and Support services for the Product, Subcontractor shall provide at minimum the following maintenance and support with respect to the Product:

A.	General

1.

Receiving bug, error and defect reports, and promptly fixing or providing workarounds to such bugs, errors and defects.  In the event a critical defect is discovered, Subcontractor agrees to use best efforts to correct the defect and provide such correction within fifteen (15) calendar days after notice thereof.  A critical defect is generally defined as one, which causes the system not to function or to lose data, and for which there is no known workaround.  All costs and expenses for such corrections shall be borne by Subcontractor

	2.	Maintaining a local telephone number and technician to receive calls during normal business hours concerning problems and questions, including receiving calls from HP Customers forwarded by HP.

	3.	Providing prompt notification and assistance in the event Subcontractor determines a problem exists, but no later than seven (7) calendar days after determination of such problem.

	4.	Providing normal evolutionary Enhancements and Revisions, including instructions for implementation, no later than 60 days after the general release of the foregoing.

	5.	Providing a designated, knowledgeable support contact for providing technical support, who may be changed by written notice.

6.

During the term of the Subcontract and in addition to the Maintenance Terms defined below, Subcontractor agrees to provide the above maintenance and support to HP at no charge for licenses provided for consulting purposes as described in Section 2.2.

B.	Additional Maintenance Terms

1.0 General

1.1

In consideration of HP’s payment of the maintenance and support fees specified in this  Exhibit C and Exhibit E to the SubcontractHP is responsible for providing Level 1 Technical Support (as defined herein) to clients and shall maintain an organization and be prepared with suitably qualified and competent personnel to provide knowledgeable and timely maintenance and support services. Subcontractor is responsible for Level 2 and Level 3 Technical Support only, i.e. supporting HP and HP’s Clients directly through HP.

2.0	Definitions

Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings attributed to them in the Addendum.

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2.1          “Client” means an end user customer or licensee of HP.

2.2          “Defect” means the failure of Licensed Products to function or perform in conformance with its published specifications or  product documentation.

2.3          “Issue” means any request from HP for maintenance and support services, including requests for information as set forth under this Agreement.

2.4          “Level 1 Technical Support” means the initial response and any follow up response as appropriate. Level 1 Technical Support includes initial information gathering and may include, without limitation, some or all of the following:  verification of entitlement, answering product installation, configuration or usage questions; initial problem/failure information gathering, problem isolation and identification; providing standard fixes and work around(s) to known problems; providing maintenance of, and access to, the production distribution site; the alerting and updating of the support requests to the Client and internal representatives of Subcontractor, as well as escalations to Level 2 Technical Support when relief cannot be provided within HP’ predetermined elapsed time guidelines.

2.5          “Level 2 Technical Support” means promptly responding to Issues escalated by Level 1 Technical Support resources. Level 2 Technical Support is provided by product specialists and consists of:  additional information gathering/problem isolation; providing case reproduction and relief for both new and known complex problems; and escalating unresolved problems or those requiring formal fixes to Level 3 Technical Support.

2.6          “Level 3 Technical Support” means responding to support requests in accordance with preset timeframe requirements as set forth in the Subcontract.  Level 3 Technical Support is provided by Subcontractor Support and Development Engineers (when applicable) and consists of:  providing temporary relief if it has not already been provided; the provision of a fully documented and tested formal fix in accordance with the Subcontract; the provision of a fully documented scheduled date for fix distribution if an acceptable fix cannot immediately be produced.

2.7          “Release Date” means the date on which a Licensed Products Release, Update or Upgrade is first made publicly available by Subcontractor.

2.8          “Response Time” means the amount of time between when HP reports the Issue to Subcontractor and the initial response is sent by Subcontractor.

2.9          “Update” means a modification to correct a Defect or improve performance that is contained in a Maintenance Modification or new Release of the Licensed Products.

2.10          “Upgrade” means a new version or Release of the Licensed Products that Subcontractor makes generally available to its clients to improve the functionality of or add functional capabilities to the Licensed Products.

3.0          Subcontractor Customer Support

Subcontractor will provide Level 3 Technical Support to HP in accordance with this Agreement, subject to the following:

3.1	The international language supported by Subcontractor is English. Where applicable and upon the approval of Subcontractor Customer Support Management, local language support may be provided.

3.2

Subcontractor will support each version of the Licensed Products for no less than twelve (12) months following its Release Date. Notwithstanding the foregoing, Subcontractor shall not be obliged to support any Release of the Licensed Products that is older than the two (2) immediately preceding Releases of the Licensed Products or any customizations, modifications or enhancements made by any person other than Subcontractor.

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3.3	All Licensed Products (including workarounds, Releases, Updates or Upgrades) provided hereunder shall be licensed to HP pursuant to the applicable terms of the HP Agreement with Subcontractor.

4.0	Reporting of Issues to Subcontractor Customer Support

4.1	All Issue reports by HP to Subcontractor shall include the following information:

4.1.1	The name and version of the Licensed Products and version number being used.

4.1.2	Platform(s) on which the Licensed Products is running.

4.1.3	A general description of the operating environment.

4.1.4	A list of relevant hardware components in the environment.

4.1.5	A list of operating system Releases of all hardware components.

4.1.6	A description of the problem and expected results.

4.1.7	System generated error messages or diagnostics where available.

4.1.8	Date and time stamp.

4.1.9	Estimated Severity Level (as defined in Section 5.2 of this Exhibit).

4.1.10	User Status (Trial, Production or Demo).

4.1.11	Method of preferred communication (phone or email).

4.1.12	Name of system on which Issue is occurring (if applicable).

4.1.13	Any additional contact information for additional contact names, email addresses, numbers or if applicable after hours contact information.

4.2	For each Issue reported by HP, Subcontractor will:

4.2.1	Maintain and monitor email addresses, Issue tracking system and telephone numbers for HP to contact to report an issue.

4.2.2	Confirm by return email or phone call to HP the receipt of all reports to Subcontractor.

4.2.3	Analyze the report and verify the existence of the Issue.

4.2.4	Provide HP direction and assistance in resolving Issues in accordance with this Agreement.

4.3	Closure of Technical Support Issues

Open Issues will be considered to be resolved and will be closed when:

4.3.1	HP receives an Update, Upgrade or information that resolves the Issue and HP agrees that the Issue is resolved or in a suitable state of relief; or

4.3.2

HP has not responded to Subcontractor within five (5) business days after having been requested to do so. The Issue will be closed five (5) business days after the final unanswered e-mail requesting HP information or input has been sent to HP’s support email address.

5.0	Services Levels

5.1	Subcontractor will respond to HP’s Issue reports as set forth in Sections 1.1.1 and 1.2 of Exhibit E to the Agreement.

Where possible, HP will provide Subcontractor with a test case that will allow joint technical support to reproduce the failure or Defect that gave rise to the Issue.

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5.2	Severity Level Definitions

5.2.1

“Unavailable” means that all, or substantially all, of, the material functionality of the Licensed Products is unavailable to HP and/or its Clients, or is so severely hampered that regular processing cannot take place.

5.2.2

“Severity 1” means an error, Defect or problem in the Licensed Products that has caused the Licensed Products to be either (i) Unavailable, or (ii) has caused a breach of security or privacy data that causes the supported functionality to be inaccessible to HP or its Clients.

5.2.3	“Severity 2” means an error, Defect or problem in the Licensed Products that has caused material degradation in response time or functional performance.

5.2.4	“Severity 3” means an error, Defect or problem in the Licensed Products that has caused minor degradation in response time or functional performance.

5.2.5

“Severity 4” means an Issue that may not constitute a Defect, but that may be addressed by feature, functionality or documentation enhancements, including Enhancements, Maintenance Modifications or Releases

5.3	Correction Time Services Levels

5.3.1	Subcontractor will use best efforts to correct each Issue in accordance with the severity levels and correction time frames set forth below.

5.3.2

Issues are assigned a severity level (based on the above definitions) by HP and verified by Subcontractor. Each severity level has associated temporary correction (workaround) and permanent correction response time goals.  The severity levels for Issues and associated correction time goals are set forth in Section 1.2 of Exhibit E to the Agreement.

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EXHIBIT D
HP SOFTWARE LICENSE TERMS

1.	DEFINITIONS
a)

“Software” means one or more programs capable of operating on a controller, processor or other hardware Product (“Device”). Software is either a separate Product, included with another Product (“Bundled Software”), or fixed in a Device and not removable in normal operation (“Firmware”).

	b)	“Use” means storing, loading, installing, executing, or displaying Software on a Device.
c)

“Products” means hardware, Software, documentation, accessories, supplies, parts and upgrades that are determined by HP to be available from HP upon receipt of Customer’s order. “Custom Products” means Products modified, designed or manufactured to meet Customer requirements.

	d)	“Software License” means the Use authorization(s) for the Software specified by HP in its quotation, invoice or other documentation. Each Software License has a corresponding License Fee.
	e)	“License Fee” means the fee or fees designated by HP for Use of Software. Different License Fees may apply to particular Software if more than one Software License is available for that Software.

2.	LICENSES

In return for the License Fee, HP grants Customer a non-exclusive license to Use the Software listed in Customer’s order in conformance with the applicable Software License. Details of the types of Software Licenses offered are available from HP on request. If no Software License is specified, then, in return for the applicable fee, HP grants Customer a license to use one copy of the Software on one Device at any one time. All Software Licenses will be perpetual unless terminated, transferred or otherwise specified.

3.	GENERAL LICENSE TERMS
a)

Unless otherwise permitted by HP, Customer may only make copies or adaptations of the Software for archival purposes or when copying or adaptation is an essential step in the authorized Use of the Software on a backup Device, provided that copies and adaptations are used in no other manner and provided further that the Use on the backup Device is discontinued when the original or replacement Device becomes operable.

	b)	Customer must reproduce all copyright notices in or on the original Software on all permitted copies or adaptations. Customer may not copy the Software onto any public or distributed network.
c)

Bundled Software or Firmware provided to Customer may only be used when operating the associated Device in configurations as sold or subsequently upgraded by HP. Customer may transfer Firmware only upon transfer of the associated Device.

	d)	Updates, upgrades or other enhancements are available under HP Support agreements. HP reserves the right to require additional licenses and fees for Use of the Software on upgraded Devices.
e)

The Software is owned and copyrighted by HP or by third party Subcontractors. Customer’s license confers no title or ownership and is not a sale of any rights in the Software, its documentation, or the media on which they are recorded or printed. Third party Subcontractors may protect their rights in the Software in the event of any infringement.

f)

Customer will not disassemble or decompile the Software without HP’s prior written consent. Where Customer has other rights under statute, Customer will provide HP with reasonably detailed information regarding any intended disassembly or decompilation. Customer will not decrypt the Software unless necessary for legitimate use of the Software.

	g)	All license terms will be binding on involuntary transferees, notice of which is hereby given. Customer’s license will automatically terminate upon transfer.

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h)

HP may terminate Customer’s or any transferee’s or sublicensee’s Software License upon notice for failure to comply with any applicable license terms. Immediately upon termination, the Software and all copies of the Software will be destroyed or returned to HP. Copies of the Software that are merged into adaptations, except for individual pieces of data in Customer’s or transferee’s or sublicensee’s data base, will be removed and destroyed or returned to HP. With HP’s written consent, one copy of the Software may be retained subsequent to termination for archival purposes.

i)	In this clause on Licenses to the U.S. Government, the term “Customer” means HP’s direct purchaser, any entity sublicensing the Software, and the end-user.
1)

If Software is licensed for use in the performance of a U.S government prime contract or subcontract, Customer agrees that Software has been developed entirely at  private expense. Customer agrees that Software, and any derivatives or modifications, is  adequately marked when the Restricted Rights Legend below  is affixed to the Software or to its storage media and is  perceptible directly or with the aid of a machine or device.  Customer agrees to conspicuously put the following legend on the Software media with Customer’s name and address added below the notice:

RESTRICTED RIGHTS LEGEND

Use, duplication or disclosure is subject to HP standard commercial license terms or to the following restrictions, whichever is applicable;

1.1)	for non-DOD Departments and Agencies of the U.S. Government, as set forth in FAR 52.227-19(c)(1-2)(Jun 1987)
1.2)	for the DOD and its Agencies, as set forth in DFARS 252.227-7013(c)(1)(ii)(Oct 1988), DFARS 252.211-7015(c)(May 1991), whichever is applicable.

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, CA 94304 U.S.A.
Copyright (c) 199_ Hewlett-Packard Company. All Rights Reserved

2)

Customer further agrees that Software is delivered and licensed as “Commercial computer software” as defined in DFARS 252.227-7013(Oct 1988), DFARS 252.211-7015(May 1991) or DFARS 252.227-7014(Jun 1995), or as a “commercial item” as defined in FAR 2.101(a), or as “Restricted computer software” as defined in FAR 52.227-19 (Jun 1987) (or any equivalent agency regulation or contract clause), whichever is applicable. The Customer agrees that it has only those rights provided for such Software by the applicable FAR or DFARS clause or the HP standard software agreement for the product involved.

j)	Neither party may assign any rights or obligations hereunder without prior written consent of the other party.
k)

Customer who exports, re-exports or imports HP licensed Products, technology or technical data purchased hereunder, assumes responsibility for complying  with applicable laws and regulations and for obtaining required  export and import authorizations. HP may suspend performance if Customer is in violation of any applicable laws or regulations.

l)	Disputes arising in connection with this Agreement shall be governed by the laws of the country and locality in which HP accepts the order.
m)

These HP Software License Terms supersede any previous communications, representations or agreements between the parties, whether oral  or written, regarding transactions hereunder. Customer’s additional or different terms and conditions will not apply. These HP Software License Terms may not be changed except by an amendment signed by an authorized representative of each party.

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EXHIBIT E

SUBCONTRACTOR SUPPORT

See attached Exhibit E and Reseller Addendum (Exhibit C)

CONFIDENTIAL

EXHIBIT E
SPRINT PCS NGG SYSTEM MAINTENANCE SERVICES

1.0	Maintenance Services Service Level Agreement.

During any term of Maintenance Services, 724 Solutions (“724”) will adhere to the terms and conditions set forth in this  Exhibit E. This Exhibit E includes the following schedule:

Schedule I – 724 Personnel

Changes in the scope of work defined in this Exhibit E will only be effective if agreed to by HP and 724 in a written document setting forth the modifications and, as applicable, any changes to the cost and payment terms.

724 will provide support for the STIC environment as defined in Exhibit D until Production Use.  After Production Use, support will be provided by a combination of on-site and off-site resources, based upon the terms of this Exhibit E.

1.1		Call Logging Procedure:

1.1.1		724 General Call Handling Responsibilities.
Following are the general call handling responsibilities of 724:
	•	724 will be responsible for working directly with HP and Customer.
	•	724 will have NGG System Application Software and Custom Code specific support personnel onsite at Customer’s site (as appropriate).
	•	724 will be responsible for closing all calls related to the NGG System Application Software and Custom Code in accordance with Section 1.1.5, below, regardless of severity.
•

724 will be available 24 x 7 x 365 to provide NGG System Application Software and Custom Code support to HP/Customer for all severity level 1 and severity level 2 errors, and will respond according to the timeframes specified in Section 1.2.

	•	HP will be responsible for acquiring all necessary NGG System Application Software and Custom Code issue information from Customer and communicating that information to 724.
•

HP will perform Level One Technical Support (as defined in Exhibit C to the Subcontract) for the NGG System Application Software , and 724 will provide HP with Level Two Technical Support (as defined in Exhibit C to the Subcontract) for the NGG System Application Software and Custom Code.

	•	724 will troubleshoot NGG System Application Software and Custom Code-related issues and provide HP with periodic progress reports during the troubleshooting process.
	•	Once resolved, 724 will refer a case back to HP, using a defined process, so HP can notify Customer of the resolution.

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1.1.2	Call Logging Process:
To expedite the resolution process, the HP Response Center engineer will gather as much of the following information as appropriate and possible before opening a case or ticket:
•	Any unique installation identifier including: NGG System serial number(s) and support handle(s).
•	Direct (external) contact phone number, equipment site address, and e-mail address
•	HP Product(s) and version(s)
•	Platform (NT, HP-UX, etc) and OS version
•	NGG System Application Software version number
•	Brief description of the problem
•	Configuration files (if appropriate)
•	Error handling information (logs, error messages, traces, etc.)
•	Severity level / business impact
•	Additional contact information (after hours contact points if applicable)

1.1.3		Case Generation:
The following are the steps, in order, that will occur prior to work being executed on a case identified as specific to the NGG System Application Software and/or Custom Code:
•	Once generated the on-call support technician will take the case.
•	The HP Response Center engineer will route the case from the generic queue to their personal queue.
•

The HP Response Center engineer will gather all the environmental information previously known to customer support regarding Customer’s setup and environment and combine that knowledge with the information provided to HP by Customer to produce the first technical response (“First Technical Response”) on the case.

•	The First Technical Response will be provided to Customer via email/phone and will contain the following elements:
	•	Case ID
	•	Issue statement (rephrased statement of the problem description)
	•	Environmental statement (where applicable)
	•	Categorization of the case
	•	Requests for additional information (if required)
	•	Resolution statement (where applicable)
•	Once the First Technical Response has been distributed the HP Response Center engineer will either continue to progress the case or wait for a response of information or clarity from Customer.
•	Once all information has been received and clarity is established the support technician will continue to track the case through resolution.

1.1.4	724 Case Resolution Process:

Upon determination that a case is specific to the NGG System Application Software and/or Custom Code, the HP Response Center engineer will refer the case to the 724 support desk via electronic or telephonic means (as mutually agreed by 724 and HP within 30 days of contract execution).  The 724 support desk will take action to assign the case to an appropriate 724 engineer for resolution.  724 must provide the infrastructure to take the calls from HP and route the call to the on-site 724 employee, as needed.  The 724 support desk will provide status updates to HP on a periodic or as requested basis.

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1.1.5	Case Closure Process:

When a resolution is provided to HP by 724, HP must approve the resolution prior to 724 closing the case, such approval not to be unreasonably delayed or withheld.  The case closure process will be in a standard format associating the following:

•	Problem statement (previously agreed to in the First Technical Response)
•	Symptom details of the issue that was reported
•	Error information
•	Analysis that was performed
•	Documentation (where applicable)
•	Solution (actual resolution statement)
•	Case ID
•	Duration open

1.1.6	Assigning Severity
Severity of all issues will originally be assigned by Customer and verified by HP in accordance with the severity level definitions contained in the table in Section 1.2, below, when the case is received. Any changes to the verified severity level will occur as a result of additional relevant information gathered during call resolution and must be approved in writing by Customer. Customer will ultimately be responsible for assigning severities to calls logged.

1.2                Response / Resolution Times: The response/resolution times set forth in this Section 1.2 reflect Customer’s targets.  724 agrees to use commercially reasonable efforts to work with HP to meet Customer’s targets set forth below.

Customer response & resolution time targets specific to NGG System Application Software and Custom Code:

Severity	Definition	Response Target	Resolution Time Target	Permanent Fix Target

One

An error that renders the NGG System inoperative or causes the NGG System to fail catastrophically resulting in a complete (100%) loss of service for Subscribers at any Site or has caused a breach of security or privacy data that causes the supported functionality to be inaccessible to the Subscribers.

		[**]	[**]	[**]
Two	An error that affects performance of the NGG System resulting in a material degradation of the NGG System response time, but which does not rise to the level of a Severity 1 error.	[**]	[**]	[**]

[**] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED.

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Three

A non-catastrophic error, defect or problem in the NGG System that has caused minor degradation in response time or functional performance and causes intermittent problems which impact operations or the Subscriber’s ability to access the Internet and Customer’s products and services.

	[**]	[**]
Four

A non-catastrophic error, defect or problem in the NGG System that has caused minor degradation in response time or functional performance and causes intermittent problems which impact operations or the Subscriber’s ability to access the Internet and Customer’s products and services to which a work around has been made available to Customer.

	[**]	[**]

1.3		Uptime Availability

	1.3.1	Definitions

•

“Outage” -- A detected failure of the NGG System on a Region-wide basis (excluding Planned Downtime) that prevents all Subscribers within such Region from establishing a connection to the World Wide Web.  Destinations other than the World Wide Web may be added to this definition upon mutual agreement of the parties. Notwithstanding anything to the contrary, only Outages that are caused by or fall within 724’s  area of responsibility will be subject to the following calculation of Region Availability Percentage and liquidated damages.  For each Outage, Region Availability calculations will begin upon HP’s notification to 724 Solutions of such Outage.

•

“Planned Downtime”-- the total number of minutes during the latest Reporting Period for which both Sites within a Region was planned by HP and Customer to be unavailable  for activities such as maintenance, updates, backups, etc.

	•	“Region” – each Customer location pair designated in the diagram set forth in Section 1.3 of Attachment I (NGG Joint Specifications Document, Statement of Work) to the Master Agreement.
•

“Region Availability” – The total number of minutes, measured on a calendar month basis, that a Region is free from Outages.  Region Availability is a measure of availability for valid Customer Subscribers to establish a connection to the World Wide Web (or other destinations as agreed upon by the parties) through the NGG System.

[**] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED.

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•

“Region Availability Percentage”--  The percentage calculated in Section 1.3.2 below (on a per calendar month, per Region basis) which is used to measure Region Availability and calculate liquidated damages set forth in Section 1.3.3 below.

•

“Reporting Period”-- The selected span of time (one month) for calculating Site and Region Availability.  Calculations are performed and reported monthly.  The Reporting Period is used in the calculation to determine 724’s sustained compliance with the specified Availability Standard.

•

“Review Meeting”-- A formal meeting attended by HP, Sprint PCS, and any related third party management (either by phone conference or in person), in response to determination of non-compliance with Attachment II to the Master Agreement.

•

“Site” – The Sprint PCS locations set forth in Section 1.3 of Attachment I (NGG Joint Specifications Document, Statement of Work) to the Master Agreement, where the NGG System has been deployed and accepted.

1.3.2             Region Availability Measurement

HP will analyze the Region Availability data to determine the cause of the various Outages that occur.

The following definition is used in determining Region Availability Percentages.

•	MAXIMUM AVAILABILITY represents the total number of minutes during the latest Reporting Period of Region Availability. Excluded from the Maximum Availability calculation will be:
	*	Unplanned downtime due to resolution times of Customer’s 3rd party support providers that are not under the direct control of HP.
	*	Unplanned downtime due to activities outside the reasonable control of HP.
	*	Unplanned downtime caused as the result of a problem for which HP has notified Customer that Planned Downtime should be scheduled.
	*	Unplanned downtime caused by failures of Customer firewalls or the Public Data Switched Network.
	*	Unplanned downtime caused by any damage to any facility outside of the Customer facilities.
	*	Unplanned downtime caused by any damage to any Customer facility.
	*	Unplanned downtime caused by Customer’s non-compliance with the operational procedures jointly agreed to in the BCS Account Support Plan.
	*	Unplanned downtime caused by hardware or software other than Equipment or Software purchased from HP under the Master Agreement (i.e. database, middleware, etc.)
	*	Unplanned downtime caused by Customer’s changes to the NGG System configurations that are not authorized by HP.
	*	Unplanned downtime caused by Customer’s inability to upgrade Sites to keep pace with subscriber demand.

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Region Availability Percentage = Region Availability/Maximum Availability

1.3.3             Availability Standard and Penalties

Liquidated damages will only apply when two Outages cause Region Availability Percentage to fall below [**]% (“Availability Standards”) within any 180 consecutive day period.   Upon assessment of liquidated damages (as described below), the then applicable 180 day period will end with respect to the first Outage, and a new 180 day period will commence on the second Outage.
Liquidated damages will be payable by 724 to HP in the form of a credit toward future Maintenance Services under this Exhibit E, such credit to be applied in the calendar month following the Outage triggering liquidated damages, in the following amounts:

Tiers	Region Availability Percentage	Liquidated Damage Per Calendar Month

1	[**]	[**]
2	[**]	[**]
3	[**]	[**]
4	[**]	[**]
5	[**]	[**]

The total cap on liquidated damages for all Outages during each maintenance year will be the total License Software Support fees paid during that maintenance year.

Measurement of the Availability Standards, Region Availability Percentages, and liquidated damage assessment will begin  on the date of Production Use of the NGG System. The first Reporting Period will begin on the day of Production Use and will continue until the last day of the full calendar month on or after the date of Production Use.  For example, if Production Use begins on July 1st, then the first Reporting Period shall begin on July 1st and end on July 31st.  If Production Use begins on July 15th, then the first Reporting Period shall begin on July 15th and end on August 31st.  Subsequent evaluations will be performed each month in order to determine the sustained performance level over the Reporting Period.

Dependencies:

•

Customer will provide the needed application monitoring information, as defined by HP (in Appendix A of Attachment I (NGG Joint Specifications Document, Statement of Work) to the Master Agreement), from the EMS tool.

•	HP and 724 mutually agree on Planned Downtime definitions.
•	Availability calculations are based on the assumption that a validated request has been received by the NGG System.
•

An Outage cannot be caused by the failure of the Customer firewalls and/or the Public Data Switched Network failure to handle a validated request.  Customer will provide the appropriate proof should a dispute resolution process be required.

[**] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED.

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•	724 will provide log files to be sent at regular intervals to EMS. At launch, the log files will be sent as one or more batch CLF files.

Review and Correction Procedures:

In the event that Availability Standards are not met, the following procedures will be put into action:
•	Establishment of a team comprised of technical and management personnel from 724, HP and Customer to analyze Availability Standard metric statistics at a Review Meeting.
•	Determine the problem areas relating to the failure to meet the Availability Standard.
•

724 will take the responsibility for correcting 724 problems or processes inhibiting 724’s ability to reach the Availability Standard.  A detailed action plan will be compiled within 5 business days of the Review Meeting and presented to HP outlining corrective measures and time frames for completion.

•	Adjustments to the Availability Standards may be necessary for unresolved problems due to failures outside the areas of 724 responsibility within the NGG System.

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1.4	Escalation Contact List:

1.4.1	724 Solutions:

Location	Contact	Title	Phone number and/or Email

Reston, VA	Alan Prenoveau	Principal, U.S. Professional Services	703-251-4443 aprenoveau@724.com
TBD	TBD	TBD	TBD

1.4.2             HP:

Location	Contact	Title	Phone number and/or Email

Kansas City	Mike Eberhardt	Account Services Manager	(816) 737-4951 mike_eberhardt@HP.com
Downers Grove, IL	Calvin Swiger	Director, IT Infrastructure Services	(630) 724-5401 calvin_swiger@HP.com
Kansas City	Bob Sartin	District Support Services Manager	816-737-4634
Heartland Region	Merrill Norris	Area Operations Manager	816-737-4952

1.4	Case Escalation Policies.

Cases may be escalated by HP when it believes such escalation is required, and 724 will handle the escalation per a procedure to be defined by HP within 30 days of contract execution.

2.0	Maintenance Services Fees and Increases.

724 will provide the Maintenance Services described in this Exhibit E to HP for the NGG System Application Software and Custom Code. The Maintenance Services fees for the NGG System Application Software is described in Exhibit B to Exhibit C of the Subcontract and is invoiceable monthly in arrears, based upon the number of Subscribers activated during the preceding month.  The Maintenance Services fees for the Custom Code shall be $[**] per year, invoiceable on a quarterly or annual basis at the election of Customer. Maintenance Services for the Custom Code shall commence on the earlier of the date of Production Use or August 1, 2002, unless a delay in the Production Use date is caused by 724, in which case Maintenance Services for the Custom Code shall commence on the date of Production Use.  724 represents and warrants that, subject to agreement on the maintenance and support charges for [**] and [**] and payment by HP of such charges, Maintenance Services will be continuously available for the NGG System Application Software and Custom Code for a period of [**]  years after Final Acceptance of the NGG System. The pricing under this Exhibit E shall expire after [**].  In spite of the termination of the Agreement, HP shall have the right to continue to purchase Maintenance Services under this Exhibit E as long as the Maintenance Services or similar services are available, subject to agreement on the applicable maintenance and support charges and payment by HP of such charges.

[**] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED.

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3.0	Additional Resources.

Schedule I to Exhibit E sets forth the personnel 724 has assigned and/or made available to provide Maintenance Services for the NGG System Application Software and Custom Code.  Should  Customer require additional customization, the associated Maintenance Services fees for Custom Code could potentially increase.

4.0	HP Maintenance Services Termination Rights.

After the first anniversary of the date of Production Use, HP may terminate any or all portions of any Maintenance Services for the NGG System Application Software and Custom Code upon thirty (30) days’ prior written notice.  HP will be entitled to a pro rata refund of any prepaid Maintenance Services fees within sixty (60) days of its termination notice to 724.  Notwithstanding anything to the contrary, 724 shall not have any liability for not achieving the Availability Standard in the event of termination of the Maintenance Services or in the event of any substantive modification to the level of Maintenance Services to be provided pursuant to this Exhibit E (including but not limited to the number and responsibilities of 724 personnel and the deliverables set forth in the Schedule to this Exhibit E).  Any prepaid fees associated with the cancelled maintenance services will be refunded by 724 to HP.

5.0	Upgrades and Enhancements.

During any term of Maintenance Services, 724 will provide, install and integrate all Software Upgrades and Software Feature Enhancements for the NGG System Application Software following the approved change management procedures.

5.1                Availability of Upgrades and Enhancements. During any term of Maintenance Services, 724 will make available to HP at least one Software Upgrade per calendar quarter, if such Upgrades are generally available.  During any term of Maintenance Services 724 will also make available to HP Software Feature Enhancements that will include, at a minimum, at least one Major Release (as defined below) and Minor Releases (as defined below), each as mutually agreed by the parties and as commercially available.

“Major Release” means a change to the NGG System Application Software designated by a change in the number to the left of the decimal point of the version number of the NGG System Application Software (e.g. from 1.0 to 2.0). Major Releases will include new feature functionality and all Minor Releases to the previous Major Release.

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“Minor Release” means a change to the NGG System Application Software designated by a change in the number to the right of the first decimal point of the version number of the WIG  Software (e.g. from 1.2 to 1.3). Minor Releases will include all Software Upgrades to the previous Minor Release.

5.2                Version Level Support.  During the term of any Maintenance Services, 724 will support the then-current, commercially available release of the NGG System Application Software.  Any non-current version of the NGG System Application Software will be supported by 724 as set forth below:

(a)

Major Releases.  Major Releases will be supported by 724 for a period of [**]after the date that 724 makes the next Major Release generally available, except that: (i) 724 will not provide Software Upgrades or Minor Releases after 24 months from the beginning of such [**] period; and (ii) 724 will support only Severity 1 and Severity 2 errors during the [**] of such [**] period.  In any event, if 724 fails to continue to make Major Releases available to HP, it will continue to provide support to the last Major Release made available to HP by 724 as long as HP has paid the applicable Maintenance Services fees, if any.

(b)

Minor Releases.  Minor Releases will be supported by 724 for the shorter of: (i) [**] after the date that 724 makes the next Minor Release generally available; or (ii) [**] after 724 makes the next Major Release generally available, except that: (i) 724 will not provide Software Upgrades after [**] from the beginning of such [**] period; and (ii) 724 will support only Severity 1 and Severity 2 errors during the [**] of such [**] period. In any event, if 724 fails to continue to make Major Releases available to HP, it will continue to provide support to the last Minor Release made available to HP by 724 as long as HP has paid the applicable support fees, if any;

(c)

Software Upgrades. Software Upgrades will be supported by 724 for the shorter of: (i) [**] after the date that 724 makes the next Software Upgrade generally available; or (ii) [**] after 724 makes the next Minor Release generally available; or (iii) [**] after 724 makes the next Major Release generally available, except that 724 will support only Severity 1 and Severity 2 errors during the [**] of such [**] period. In any event, if 724 fails to continue to make Major Releases available to HP, it will continue to provide support to the last Software Upgrade made available to HP by 724 as long as HP has paid the applicable Maintenance Services fees, if any.

(d)

End of Life.  724 will give HP a minimum of [**] prior written notice of the discontinuance of the NGG System Application Software .  724 will (i) provide support for the last Major Release to the NGG System Application Software for the period of assured availability of support for Major Releases as described in clause (a) above or (ii) provide support for severity 1 and severity 2 errors to the last Major Release of the NGG System Application Software during the [**] notice period, whichever is longer.

[**] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED.

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6.0               Downtime.
724 agrees that there will not be any downtime during installation of any Software Upgrade or Software Feature Enhancement activities, provided that appropriate Change Management processes are followed and the NGG System continues to be configured as set forth in Attachment I to the Master Agreement (NGG System Joint Specifications Document, Statement of Work).

7.0               Support Reviews.          The dedicated on-site 724 Support Consultant will meet with HP and Customer’s Planning and Operations Team once a month to review and discuss mutually agreed upon topics focusing on the performance of the NGG System and 724’s performance under this Exhibit E, as well as attend any required meetings to discuss penalty assessments and corrections.

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Schedule I to Exhibit E
724 Personnel

This Schedule I describes the core team of 724 people who will provide support to HP.

1.       724 Personnel

The 724 Solutions personnel will provide a combination of onsite and off-site support services.  Although, from time to time, onsite and offsite Support personnel may alternate roles, each role performs different primary tasks.

a.

Onsite Support Consultants (“OSCs”) -  The [**] OSCs will be dedicated to Sprint PCS and will be available Monday through Friday, between 8:00 a.m. and 5:00 p.m. with the exception of vacation, illness, training, meetings, and holidays.  The OSCs will perform the following functions:

•

act as the primary contact for operational issues related to the NGG System Application Software and Custom Code, including answering any Customer configuration or usage related questions (coordinated with HP)

	•	provide guidance to help Customer maintain a high availability environment
	•	work with Customer to develop and routinely review the status of the 724 system components
	•	participate in support reviews and delivery process review meetings, as required, as well as the BCS Operational Assessment in preparation for the Production Use/Final Acceptance
	•	transfer knowledge of best practices
	•	manage technical aspects of projects
	•	participate in Customer internal meetings, as required
	•	understand Customer’s specific enhancements and implementation configuration
	•	become an extended member of the Customer’s IT staff
	•	maintain an up-to-date understanding of Customer’s computing environment as it relates to the NGG System
	•	monitor ongoing operations and change management to maintain an up-to-date understanding of relevant Customer’s operational environment
	•	assist in the efforts to duplicate issues when applicable
	•	assignments and priorities are to be mutually agreed upon by the HP-supplied project manager and 724.

b.

Off-site Support Consultants (“FSCs”) -  The [**] FSCs will be dedicated to Customer and will be available Monday through Friday, between 724’s  normal business hours, based on the time zone in which they work,  with the exception of vacation, illness, training, meetings, and holidays.  The FSCs will perform the following functions:

[**] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED.

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•	act as the primary contact for the planning, coordination, and definition of enhancements to 724’s products
•	assess the impact of product changes to Custom Code currently in production
•	in support of a 724 senior architect, provide guidance to help Customer plan the introduction of new releases and functionality
•	work with Customer STIC personnel to plan the testing and evaluation of new releases and/or new features or functions in the gateway product
•	support problem resolution activities by coordinating activities between OSCs, 724’s Customer Support, and 724 Product Development
•	assist in the efforts to duplicate issues when applicable
•	assignments and priorities are to be mutually agreed upon by the HP-supplied project manager and 724.

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EXHIBIT F

INTENTIONALLY OMITTED

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EXHIBIT H

CHANGE ORDER FORM

1.	Describe services or changes requested (attach additional pages if necessary).

REQUESTED BY: ☐		REQUESTED BY:
	724 Solutions Corp.	HP:	%%HP-ADR-1%%

	Authorized Representative Signature		Authorized Representative Signature

Name:	_______________________________________	Name:	_______________________________________

Title:	_______________________________________	Title	_______________________________________

Date:	_______________________________________	Date:	_______________________________________

2.	Modifications, clarifications or supplements to description of services or changes requested in Paragraph 1 above, if any (attach additional pages if necessary):

3.	Assignment of necessary Subcontractor personnel and resources (attach additional pages if necessary):

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4.	Impact on price, Subcontractor Schedule, progress payments, Subcontractor Specification, individual Subcontractor Deliverables, and acceptance criteria (attach additional pages if necessary):

	a.	Price:

	b.	Subcontractor Schedule and progress payments:

	c.	Subcontractor Specification:

	d.	Individual Subcontractor Deliverables:

	e.	Acceptance criteria:

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Change Order Approved and Accepted:

	724 Solutions Corp.	HP:	%%HP-ADR-1%%

	Authorized Representative Signature		Authorized Representative Signature

Name:	_______________________________________	Name:	_______________________________________

Title:	_______________________________________	Title	_______________________________________

Date:	_______________________________________	Date:	_______________________________________

Change Order Rejected:

	724 Solutions Corp.	HP:	%%HP-ADR-1%%

	Authorized Representative Signature		Authorized Representative Signature

Name:	_______________________________________	Name:	_______________________________________

Title:	_______________________________________	Title	_______________________________________

Date:	_______________________________________	Date:	_______________________________________

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EXHIBIT I

INSURANCE

a)	Subcontractor will maintain the following insurance coverages and the following policy limits:

1)

Comprehensive or commercial general liability insurance (including but not limited to premises and operations; products and completed operations; broad form contractual liability; broad form property damage, including completed operations; explosion, collapse and underground hazards when Subcontractor will create risks normally covered by such insurance; and personal injury liability) and automobile liability insurance, both with minimum limits of $1,000,000 combined single limit per occurrence, protecting HP from claims for bodily injury (including death) and property damage that may arise from or in connection with Subcontractor’s performance of services hereunder or any act or omission of Subcontractor, its officers, directors, employees and agents.  Where permitted by law, such policies will contain waivers by the insurers of subrogation rights against HP.

2)

Workers’ compensation insurance as required by applicable law and employer’s liability insurance with minimum limits of $500,000 per occurrence.  Where permitted by law, such policies will contain waivers by the insurers of subrogation rights against HP.

3)

Errors and omissions insurance with minimum limits of $1,000,000 per occurrence, protecting HP from damages, losses and claims related to any errors and omissions of Subcontractor’s officers, directors, employees and agents under this Agreement.

4)

$5 million umbrella liability insurance, providing excess coverage for at least all of the risks insured pursuant to the comprehensive general liability, automobile liability and worker’s compensation policies referred to in subsection 1 and 2 hereof.

b)

Such policies will name HP, its officers, directors, employees and agents as additional insureds and will stipulate that the insurance afforded additional insureds will apply as primary insurance and that no other insurance carried by any of them will be called upon to contribute to a loss covered thereunder.

c)

If the insurance required hereby provides an “occurrence” trigger of coverage (i.e., the date of the “accident,” “bodily injury,” or “property damage”), then the insurance will be maintained throughout the term of this Agreement and for a period of at least one year thereafter.  If the insurance required hereby provides a “claims made” trigger of coverage (i.e., the date on which the claim is asserted), then the insurance will be maintained throughout the term of this Agreement and for a period of at least three years thereafter.

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EXHIBIT J

ESCROW PROVISIONS

A.     Subcontractor will automatically deposit the source code of the NGG System Application Software and of any Software Upgrades and Software Feature Enhancements to the NGG System Application Software (the “Escrowed Software”) with the escrow agent under the Escrow Agreement.  The escrow agent will give HP written notice of any deposit by Subcontractor and any failure by Subcontractor, if applicable, to pay any escrow fees and expenses.    The source code delivered to the escrow agent will be in a form suitable for reproduction by HP.  Each source code deposit will comprise:  (i) the full source code language statement, (ii) all third-party software used in maintenance or enhancement of the Escrowed Software and not reasonably commercially available from third parties, (iii) the complete Escrowed Software, maintenance and support documentation, and (iv) all other materials necessary to allow a reasonably skilled third-party programmer to maintain, modify or enhance the Escrowed Software without the assistance of any other person or reference to any other material.

B.     The Escrow Agreement will provide that on the happening of any of the following events, HP will give written notice to Subcontractor or the escrow agent, specifying the event, and the escrow agent will then promptly deliver to HP, and at HP’s option, to Sprint PCS, all Escrowed Software source code and related escrowed materials.  The triggering events are:

(i)

Subcontractor is unable or unwilling to correct any defect that prevents the Escrowed Software from functioning in accordance with Specifications or warranties contained in the Subcontract between HP and Subcontractor to which this Exhibit J is attached (the”Subcontract”) after having received a 30 day notice to cure this breach.

(ii)	Subcontractor has provided notice to HP that it is unable, unwilling or has plans to discontinue maintenance services described in the Subcontract.
(iii)	Subcontractor is unable or unwilling to provide Software Upgrades in accordance with the Subcontract.
(iv)	Subcontractor is unable or unwilling to pay the escrow fees or expenses required under the Escrow Agreement.
(v)

Any sale, assignment or other transfer of Subcontractor’ rights to the Escrowed Software, without the prior written consent of HP, if the transfer would prevent Subcontractor from discharging its obligations under the Subcontract.

(vi)

Subcontractor becomes insolvent, makes a general assignment for the benefit of creditors, or becomes the subject of a voluntary or involuntary petition in bankruptcy, or if a receiver, trustee, or custodian is appointed for Subcontractor’ business, or if Subcontractor’ assets become subject to any proceedings under any bankruptcy or insolvency law, or if Subcontractor has wound up or liquidated its business.

C.     If Subcontractor or its successors or representatives, including any bankruptcy trustee, rejects or terminates its agreement with HP under Title 11, § 365 of the United States Code, or any replacement provision therefor, HP will have the right to retain all or any portion of its rights under such agreement and any agreement supplementary thereto including, but not limited to, the Escrow Agreement.  HP’s rights include, but are not limited to, all rights to continue to use, and have access to, all Escrowed Software source code and related escrowed materials, including, upon written request by HP, the right to obtain all current or deposited or both Escrowed Software code and related materials from both Subcontractor (or its trustee in bankruptcy) and the escrow agent immediately upon the rejection or termination.

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D.     If Subcontractor or its successors files or becomes the subject of an involuntary petition in bankruptcy, then unless and until Subcontractor (or its trustee in bankruptcy, if one has been appointed) rejects its agreement with HP, Subcontractor (or its trustee in bankruptcy) will (i) perform all obligations of Subcontractor under the Subcontract, (ii) provide HP with all current and/or Escrowed Software source code and related materials (whether or not such Escrowed Software source code has been delivered to the escrow agent) and (iii) not interfere with the release of the Escrowed Software source code and related escrowed materials by the escrow agent to HP.

E.     In conjunction with a distribution of the source code escrow described in Paragraph B, Subcontractor grants to HP, and at HP’s option, to Customer, the perpetual right and license to use, modify and enhance the released source code of the Escrowed Software solely for the purpose of providing maintenance, support and warranty-related services to Customer, and Subcontractor agrees that the rights and licenses granted to HP are licenses to rights to “intellectual property” within the meaning, and for purposes of, Title 11, § 365(n) of the United States Code, or any replacement provision therefore, and that such rights and licenses are personal.

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